                                                                    EXHIBIT 10.3

================================================================================
--------------------------------------------------------------------------------

                          Revolving Credit Agreement
                             (Multi-Year Facility)

                         Dated as of December 5, 1997

                                     among

                         Hughes Network Systems, Inc.
                                 to be renamed
                        Hughes Electronics Corporation

                            The Banks named herein

                                      and

                        Bank Of America National Trust
                            and Savings Association
                            as Administrative Agent

                   Morgan Guaranty Trust Company of New York
                             as Syndication Agent

                            Citicorp USA, Inc. and
                           The Chase Manhattan Bank
                            as Documentation Agents

                                  Arranged by
                        BancAmerica Robertson Stephens


[LOGO APPEARS HERE]-------------------------------------------------------------
                   =============================================================

                               TABLE OF CONTENTS

SECTION 1  DEFINITIONS.........................................................................................   1

   1.1   DEFINITIONS...........................................................................................   1

SECTION 2  THE CREDIT..........................................................................................   8

   2.1   THE COMMITMENTS.......................................................................................   8
   2.2   THE LOANS.............................................................................................   9
   2.3   REQUESTS FOR BASE RATE AND EURODOLLAR LOANS...........................................................   9
   2.4   REQUESTS FOR BID RATE LOANS...........................................................................   9
   2.5   INTEREST AND PRINCIPAL ON BASE RATE LOANS.............................................................  10
   2.6   INTEREST AND PRINCIPAL ON EURODOLLAR LOANS............................................................  11
   2.7   INTEREST AND PRINCIPAL ON BID RATE LOANS..............................................................  11
   2.8   LOAN ACCOUNTS.........................................................................................  11
   2.9   MASTER BID RATE NOTES.................................................................................  11
   2.10  CONVERSION OF LOANS BETWEEN EURODOLLAR LOANS AND BASE RATE LOANS AND CONVERSION OF
         INTEREST PERIODS OF EURODOLLAR LOANS..................................................................  12
   2.11  DISBURSEMENTS AND PAYMENTS............................................................................  12
   2.12  FACILITY FEE..........................................................................................  13

SECTION 3  PAYMENT OF COSTS AND REDUCTION OF THE COMMITMENT....................................................  14

   3.1   INDEMNIFICATION UPON FAILURE TO PAY EURODOLLAR LOAN OR BID RATE LOAN..................................  14
   3.2   INCREASED COSTS.......................................................................................  14
   3.3   TAXES.................................................................................................  15
   3.4   PREPAYMENT............................................................................................  16
   3.5   PRO RATA REDUCTION OF COMMITMENTS BY BORROWER.........................................................  16
   3.6   REDUCTION OF ONE BANK'S COMMITMENT BY BORROWER........................................................  16
   3.7   NOTICE OF REDUCTIONS..................................................................................  17
   3.8   DESIGNATION OF REPLACEMENT BANK.......................................................................  17
   3.9   EFFECT OF REDUCTION OF COMMITMENT.....................................................................  17
   3.10  ACCRUED FEES..........................................................................................  17
   3.12  SURVIVAL..............................................................................................  17

SECTION 4  CHANGE IN CIRCUMSTANCES AFFECTING LOANS.............................................................  17

   4.1   INABILITY TO DETERMINE EURODOLLAR RATE................................................................  18
   4.2   ILLEGALITY............................................................................................  18

SECTION 5  CONDITIONS PRECEDENT................................................................................  19

   5.1   INITIAL CONDITIONS PRECEDENT..........................................................................  19
   5.2   CONDITIONS PRECEDENT TO LOANS.........................................................................  19
   5.2   CONDITIONS PRECEDENT TO LOANS.........................................................................  20

SECTION 6  REPRESENTATIONS AND WARRANTIES......................................................................  20

   6.1   AUTHORITY OF BORROWER.................................................................................  20
   6.2   BINDING OBLIGATIONS...................................................................................  20
   6.3   INCORPORATION OF RESTRICTED SUBSIDIARIES..............................................................  21
   6.4   NO CONTRAVENTION......................................................................................  21
   6.5   NOTICES...............................................................................................  21
   6.6   FINANCIAL STATEMENTS..................................................................................  21
   6.7   ERISA.................................................................................................  21
   6.8   REGULATION U..........................................................................................  21
   6.9   TAXES.................................................................................................  22
   6.10  INSURANCE.............................................................................................  22

   6.11  LIENS.................................................................................................  22

SECTION 7  AFFIRMATIVE COVENANTS OF BORROWER...................................................................  22

   7.1   USE OF PROCEEDS OF LOANS..............................................................................  22
   7.2   MANAGEMENT OF BUSINESS................................................................................  22
   7.3   NOTICE OF CERTAIN EVENTS..............................................................................  22
   7.4   RECORDS...............................................................................................  23
   7.5   INFORMATION FURNISHED.................................................................................  23
   7.6   EXECUTION OF OTHER DOCUMENTS..........................................................................  24
   7.7   ERISA.................................................................................................  24
   7.8   ADMINISTRATIVE AGENT'S FEES...........................................................................  24
   7.9   COMPLIANCE WITH LAW...................................................................................  24

SECTION 8  NEGATIVE COVENANTS OF BORROWER......................................................................  24

   8.1   LIENS.................................................................................................  24
   8.2   MERGERS, LIQUIDATIONS AND SALES OF ASSETS.............................................................  26
   8.3   DEFAULTS..............................................................................................  26
   8.4   COMPLIANCE WITH REGULATIONS...........................................................................  27

SECTION 9  EVENTS OF DEFAULT...................................................................................  27

   9.1   EVENTS OF DEFAULT.....................................................................................  27
   9.3   RECOVERY OF AMOUNTS DUE...............................................................................  30
   9.4   RIGHTS CUMULATIVE.....................................................................................  30

SECTION 10  THE BANKS..........................................................................................  30

   10.1  ADMINISTRATION OF LOAN................................................................................  30
   10.2  REPRESENTATIONS BY BANKS..............................................................................  31

SECTION 11  MISCELLANEOUS PROVISIONS...........................................................................  31

   11.1  AMENDMENTS AND WAIVERS................................................................................  31
   11.2  NOTICES...............................................................................................  31
   11.3  WAIVER................................................................................................  32
   11.4  CALIFORNIA LAW........................................................................................  32
   11.5  HEADINGS..............................................................................................  32
   11.6  ACCOUNTING TERMS......................................................................................  32
   11.7  COUNTERPARTS..........................................................................................  32
   11.8  WRITTEN DISCLOSURE....................................................................................  32
   11.9  SINGULAR; PLURAL......................................................................................  32
   11.10 ILLEGALITY............................................................................................  33
   11.11 ASSIGNMENTS...........................................................................................  33
   11.12 OBLIGATIONS SEVERAL...................................................................................  33
   11.13 PARTICIPATIONS........................................................................................  33
   11.14 FEES AND EXPENSES.....................................................................................  34
   11.15 INDEMNITY.............................................................................................  35
   11.16 CONFIDENTIALITY.......................................................................................  35


         EXHIBITS

         A-1      Form of Loan Request
         A-2      Form of Loan Request - Bid Rate Loans
         B        Master Bid Rate Loan Note

         C        Relations Among the Banks and Agents
         D        Addresses and Lending Offices of Banks
         E        Existing Liens
         F        Form of Opinion of General Counsel

         SCHEDULE

         1        Name of Banks and Commitments

                          REVOLVING CREDIT AGREEMENT
                             (MULTI-YEAR FACILITY)

     THIS REVOLVING CREDIT AGREEMENT (MULTI-YEAR FACILITY) ("Agreement") is entered into as of December 5, 1997 (the "Signing Date") among HUGHES NETWORK SYSTEMS, INC. (to be renamed HUGHES ELECTRONICS CORPORATION upon completion of the Reorganization), a corporation organized and existing under the laws of Delaware ("Borrower"), the banks named herein (collectively, together with any other lenders that become parties hereto pursuant to Section 3.8 or 11.11, the "Banks" and individually a "Bank"), Bank of America National Trust and Savings Association, as administrative agent for the Banks (in such capacity "Administrative Agent"), Morgan Guaranty Trust Company of New York, as Syndication Agent (in such capacity "Syndication Agent"), and Citicorp USA, Inc. and The Chase Manhattan Bank as Documentation Agents (in such capacity "Documentation Agents").

                                   SECTION 1
                                  DEFINITIONS

     1.1  Definitions.
          -----------

     "Applicable Amount" means, for the facility fee and Eurodollar Loans, the amount (expressed in basis points per annum) set forth in the chart below opposite the Applicable Level then in effect:


===================================================================================================

                                                              Applicable Amount
                                                         (in basis points per annum)
                                                  -------------------------------------------------
     Applicable             Debt Ratings
        Level                                        Eurodollar Rate            Facility Fee
                                                           +
---------------------------------------------------------------------------------------------------
          1          more than or                        12.5                      6.0
                     equal to A+/A1
          2                    A/A2                      13.5                      6.5

          3                    A-/A3                     15.5                      7.0

          4                  BBB+/Baa1                   19.0                      8.5

          5                  BBB/Baa2                    21.5                     11.0

          6                  BBB-/Baa3                   30.0                     15.0
===================================================================================================

     "Applicable Level" means the level set forth opposite the Debt Ratings then in effect. Any change in the Applicable Level shall become effective upon any public announcement of any change in any Debt Rating that requires a change in the Level in accordance with the above chart.

     "Approved Bank Affiliate" means a Person that is a subsidiary of a Bank or of a Person of which a Bank is a subsidiary, and which is either engaged primarily in the business of commercial banking or, if not so engaged, which has been approved by the Borrower and Administrative Agent (provided that Borrower's
                                                        --------
consent shall not be unreasonably withheld).

     "Arranger" means BancAmerica Robertson Stephens.

     "Authorized Designee" means the chief executive officer, the vice chairman, the chief financial officer, treasurer or the assistant treasurer of Borrower, or any other officer of Borrower specified as being an Authorized Designee in the certificate delivered pursuant to Section 5.2(c).

     "Availability Period" means the period commencing on the Effective Date and ending on the Termination Date.

     "Bank of America" means Bank of America National Trust and Savings Association in its capacity as a Bank.

     "Base Rate" means the higher of: (a) the rate of interest publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate," which is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and (b) one-half percent per annum above the Federal Funds Rate. Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Loan" means a Loan bearing interest based on the Base Rate calculated pursuant to Section 2.5.

     "Bid Rate" means an interest rate offered by a Bank in its sole discretion and in response to the Borrower's Loan Request for a Bid Rate Loan pursuant to
Section 2.4, which interest rate shall include all applicable reserve and other adjustments when being advised by such Bank to Administrative Agent.

     "Bid Rate Loan" means a Loan bearing interest at a Bid Rate.

     "Borrowing Date" means a date on which funds are advanced to Borrower by one or more Banks pursuant to a Loan Request.

     "Business Day" means a day other than a Saturday or Sunday on which banks are open for business in both San Francisco, California and New York, New York.

     "Commercial Paper" means short term commercial paper (with a maturity date not in excess of 270 days from the date of its issuance) issued by Borrower (a) pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended or modified from time to time, or (b) pursuant to the exemption from registration contained in Section 3(a)(3) of the Securities Act of 1933, as amended or modified from time to time, with respect to which a recognized rating agency has taken this Agreement into account in the rating of such short term commercial paper.

     "Commitment" of each Bank means the dollar amount set forth opposite such Bank's name on Schedule 1 hereto, as such amount may be reduced or changed pursuant to Sections 3.5 and 3.6. "Total Commitment" means the aggregate amount of the Commitments.

     "Consolidated Adjusted Net Worth" means, as of the date of determination thereof, the consolidated stockholders equity of Borrower and its Subsidiaries in accordance with GAAP adjusted by adding back the amount by which such consolidated stockholders equity has been reduced (or by subtracting the amount by which stockholders equity has been increased) on account of (a) changes subsequent to December 31, 1992 in the long term liability of Borrower and its Subsidiaries for post-retirement benefits other than pensions and (b) specified material non-cash adjustments resulting from the adoptions of future pronouncements of the Financial Accounting Standards Board.

     "Consolidated Tangible Net Worth" means, at any date of determination, Consolidated Adjusted Net Worth less the consolidated intangible assets of
                                ----
Borrower and its Subsidiaries, determined in accordance with GAAP.

     "Debt Rating" means, as of any date of determination, the rating as determined by either Standard & Poor's Ratings Group or Moody's Investors Service, Inc. (collectively, the "Debt Ratings"); of (a) the Borrower's senior unsecured long-term debt or (b) if the foregoing debt is not outstanding, then the rating of this bank credit facility or the implied rating of senior unsecured debt securities, provided that if both ratings in this clause (b) have
                           -------------
been issued then both shall apply; or (c) if neither (a) nor (b) apply, then the rating of long-term debt issued by equipment trust guaranteed by Borrower; provided that if a Debt Rating is issued by both of such rating agencies, then
-------------
the more credit worthy of such credit ratings shall apply unless the split in credit ratings is more than one level, in which case the level one level higher than the lower rating shall apply. Initially, the Debt Ratings shall be determined from the certificate delivered pursuant to Section 5.2(d).
Thereafter the credit ratings shall be determined from the most recent public announcement of any changes in such credit ratings.

     "Effective Date" means the date the conditions set forth in Section 5.2 are satisfied or waived by the Banks.

     "Eligible Assignee" means a Person which can lawfully fulfill all of the obligations of a Bank hereunder and is (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least

$100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; or (c) any Person engaged primarily in the business of commercial banking and that is a subsidiary of a Bank or of a Person of which a Bank is a subsidiary.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower or any Subsidiary of Borrower within the meaning of Section 414(b), 414(c) or 414(m) of Internal Revenue Code of 1986, as amended.

     "Eurodollar Banking Day" means a day on which banks are open for business in San Francisco, California, New York, New York and the applicable offshore dollar interbank market and dealing in U. S. Dollar deposits.

     "Eurodollar Loan" means a Loan at the rate of interest calculated pursuant to Section 2.6.

     "Eurodollar Rate" means for each Interest Period of a Eurodollar Loan the arithmetic mean of the rates of interest rounded to the nearest 1/100 of one percent as notified to the Administrative Agent by the Reference Banks at which U.S. Dollar deposits for such Interest Period and in an amount comparable to the Principal Amount of such Eurodollar Loan would be offered by such Reference Banks to major banks in the London offshore dollar interbank market upon request of such banks at approximately 11:00 a.m. London time two Eurodollar Banking Days prior to the first day of such Interest Period.

     "Event of Default" means any event specified in Section 9.1.

     "Existing Agreements" means (a) the Revolving Credit Agreement dated as of January 4, 1995, as amended, among Borrower, the banks party thereto and Bank of America National Trust and Savings Association, as agent for such banks; (b) the Revolving Promissory Note dated June 16, 1997 in favor of Bank of America National Trust and Savings Association; (c) the Note dated June 30, 1997 in favor of Morgan Guaranty Trust Company of New York, and (d) the Promissory Note dated July 1, 1997 in favor of Citicorp USA, Inc..

     "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by Administrative Agent.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

     "Interest Payment Date" means, with respect to each Bid Rate Loan and each Eurodollar Loan, the last day of each Interest Period; provided, however, that
                                                       --------  -------
if any Interest Period (a) in the case of a Bid Rate Loan exceeds 90 days and
(b) in the case of a Eurodollar Loan exceeds three months, "Interest Payment Date" shall mean the 90th day and the last day of the third month of such Interest Period, respectively, as well as the last day of the relevant Interest Period; and, with respect to each Base Rate Loan, means the 10th day of each January, April, July, and October and the Termination Date. If any day specified herein is not a Business Day or, in the case of a Eurodollar Loan, a Eurodollar Banking Day, then the relevant Interest Payment Date shall be the next succeeding Business Day or Eurodollar Banking Day, as applicable, except as otherwise provided in the definition of Interest Period.

     "Interest Period" means: (a) with respect to each Bid Rate Loan, a period of 7 to 180 days as selected by Borrower by a Loan Request delivered to Administrative Agent in accordance with Section 2.4, and (b) with respect to each Eurodollar Loan, a period of one, two, three or six months as selected by Borrower by a Loan Request delivered to Administrative Agent in accordance with
Section 2.3, subject to the following:

          (i) If the term of an Interest Period is not designated, a period of 30 days shall be deemed selected for the relevant Bid Rate Loan and a period of one month shall be deemed selected for the relevant Eurodollar Loan;

          (ii) The first Interest Period for each Loan shall commence on the date such Loan is disbursed and each succeeding Interest Period for such Loan shall commence on the last day of the preceding Interest Period for such Loan;

          (iii) In the case of a Bid Rate Loan, if the last day of an Interest Period falls on a day that is not a Business Day, the Interest Period involved shall be extended to the next succeeding Business Day, and the next succeeding Interest Period shall be measured from the last day of the Interest Period as so adjusted;

          (iv) In the case of a Eurodollar Loan, if the last day of an Interest Period falls on a day that is not a Eurodollar Banking Day, the Interest Period involved shall be extended to the next following Eurodollar Banking Day unless as a result thereof it would fall into the next calendar month, in which case the end of the Eurodollar Interest Period shall be the preceding Eurodollar Banking Day, and in either case the next succeeding

     Eurodollar Interest Period shall be measured from the last day of the Interest Period as so adjusted;

          (v) If an Interest Period for a Eurodollar Loan commences on the last Eurodollar Banking Day of a calendar month, it shall end on the last Eurodollar Banking Day of a calendar month; and

          (vi) No Interest Period shall end on a day later than the Termination Date.

     "Investment Grade" means a Debt Rating by S&P of BBB- or better and Debt Rating of Moody's of Baa3 or better.

     "Lending Office" means with respect to any Bank as the context shall require, the branch office of such Bank designated as the Lending Office of such Bank in Exhibit D attached hereto and incorporated herein by reference; or any other branch office or affiliate of such Bank hereafter selected and notified to Borrower and Administrative Agent from time to time by such Bank; provided that any Bank may from time to time by notice to Borrower and Administrative Agent designate separate Lending Offices for its Bid Rate Loans, its Eurodollar Loans and/or its Base Rate Loans, in which case any reference to the Lending Office of such Bank shall be deemed to refer to any or all of such offices, branches or affiliates as the context may require.

     "Letter Agreement" means that letter agreement among Arranger, Administrative Agent and Borrower dated October 23, 1997 specifying Arranger's and Administrative Agent's compensation for services hereunder as such letter agreement may from time to time be amended, restated, reissued or otherwise modified.

     "Lien" means any trust deed, mortgage, pledge, hypothecation, assignment, security interest, lien, charge or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the lien of an attachment, judgment or execution, or any conditional sale or other title retention agreement, any capitalized lease, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction, but excluding financing statements filed to give notice of leases in the ordinary course of business).

     "Loan" or "Loans" means the loans described in Section 2, any of which may be at any time Base Rate Loans, Eurodollar Loans or Bid Rate Loans.

     "Loan Request" means a notice given by Borrower pursuant to Section 2.3 or 2.4.

     "Majority Banks" means those Banks whose Commitments constitute at least 60% of the Total Commitment as such Total Commitment may be adjusted from time to time pursuant to the terms of this Agreement.

     "Master Bid Rate Note" means a promissory note of Borrower payable to order of a Bank in substantially the form of Exhibit B hereto in favor of such Bank evidencing the indebtedness of the Borrower to such Bank resulting from a Bid Rate Loan made by such Bank.

     "Material Change" means any adverse change which could reasonably be expected to materially impair Borrower's ability to timely and fully perform its obligations under this Agreement, provided that the Reorganization shall not be deemed a Material Change..

     "Moody's" means Moody's Investors Service, Inc.

     "Normal Percentage" means, with respect to each Bank, the percentage under the heading "Normal Percentage" set forth opposite such Bank's name on Schedule 1 hereto, as such amount may be reduced or changed pursuant to Section 3.6 or
Section 11.11.

     "Note" means any promissory note delivered pursuant to Section 2.8 or any Master Bid Rate Note (collectively, the "Notes").

     "Person" means any individual, firm, company, corporation, joint venture, joint-stock company, trust, unincorporated organization, governmental or state entity, or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

     "Plan" means any employee benefit pension plan which is subject to the provisions of Title IV of ERISA and which is maintained for employees of Borrower or any Subsidiary.

     "Principal Amount" means, when used with reference to any Loan, the amount requested in the Loan Request relating thereto and made available to Borrower by the Banks hereunder.

     "Principal Repayment Date" means, with respect to each Base Rate Loan, the Termination Date, and with respect to each Bid Rate Loan and each Eurodollar Loan, the last day of the Interest Period for such Loan.

     "Reference Banks" means Bank of America, Morgan Guaranty Trust Company of New York and The Chase Manhattan Bank

     "Reorganization" means the transactions contemplated by that certain Agreement and Plan of Merger dated as of January 16, 1997 by and between HE Holdings and Raytheon Company including, without limitation the "GM Transactions" defined therein.

     "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder excluding those events for which the 30-day notice requirement is waived, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

     "Restricted Subsidiaries" means each Subsidiary (i) having assets exceeding 10% of the Consolidated Tangible Net Worth of Borrower and its Subsidiaries on a consolidated basis or (ii) having operating revenues exceeding 10% of the operating revenues of Borrower and its Subsidiaries on a consolidated basis, in each case as shown on the pro forma financial statements dated as of June 30, 1997 and, thereafter, as shown on the audited consolidated financial statements of Borrower and its Subsidiaries as of the end of the fiscal year immediately preceding the date of determination; provided, however, that "Restricted
                                     --------  -------
Subsidiary" shall not include any Subsidiary which is a corporation created solely to purchase receivables from Borrower or any of its Subsidiaries, and which would not, in accordance with GAAP, be included in the consolidated financial statements of Borrower.

     "S&P" means Standard & Poor's Ratings Group.

     "Signing Date" means the date of this Agreement.

     "Subsidiaries" (individually a "Subsidiary") means those corporations or entities of which Borrower owns more than 50% of the voting securities. If Borrower, subject to the terms hereof, permits its ownership to fall to 50% or below of outstanding voting shares of any Subsidiary, such Subsidiary shall thereupon cease to be a Subsidiary for all purposes hereof.

     "Tax" and "Taxes" mean all taxes, levies, imposts, duties, fees or other charges of whatsoever nature however imposed by any country or any subdivision or authority of or in that country in any way connected with this Agreement or any instrument or agreement required hereunder, and all interest, penalties or similar liabilities with respect thereto, except such taxes as are imposed on or measured by any Bank's net income or capital and franchise taxes, by the country or any subdivision or authority of or in that country in which such Bank's principal office or actual Lending Office is located.

     "Termination Date" means December 5, 2002 or if such day is not a Business Day, the next preceding Business Day.

     "Unmatured Event of Default" means an event which with the passage of time or the giving of notice, or both, would become an Event of Default.

     "Voting Stock" means capital stock of Borrower having voting power under ordinary circumstances to elect directors of Borrower.

     "Withdrawal Liability" means, as of any determination date, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA if the Borrower or any ERISA Affiliate made a complete withdrawal from all Plans and any increase in contributions pursuant to Section 4243 or ERISA.


                                   SECTION 2
                                  THE CREDIT

     2.1  The Commitments.  (a) From time to time, during the Availability
          ---------------
Period, each Bank severally agrees to lend to Borrower in U. S. Dollars the amount set forth opposite such Bank's name on Schedule 1 hereto, subject to reduction of such amount at Borrower's option, pursuant to Sections 3.5 and 3.6 or otherwise pursuant to Section 2.1(c).

     (b) Except as provided in subsection 2.1(d), each Bank shall make available to Borrower Base Rate Loans and Eurodollar Loans up to the amount of such Bank's Commitment. In addition, each Bank may, but shall not be required under any circumstances whatsoever to, make available to Borrower Bid Rate Loans. Except as provided in subsection 2.1(c), the

Commitment of any Bank making a Bid Rate Loan shall not be reduced by the amount of any such Loan or Loans made by such Bank or by any other Bank.

     (c) The Principal Amount of Bid Rate Loans made by any Bank may exceed such Bank's Commitment; provided, however, that the aggregate Principal Amount
                        --------  -------
of all Bid Rate Loans outstanding under this Agreement shall not exceed the Total Commitment. The Total Commitment shall be reduced by the Principal Amount of Bid Rate Loans outstanding so long as such Bid Rate Loans remain outstanding; and the Commitment of each Bank shall be reduced pro rata.

     (d) During any period of time when Bid Rate Loans are outstanding, additional Eurodollar Loans and Base Rate Loans requested by Borrower shall be allocated among the Banks in accordance with their Normal Percentage as set forth in Schedule 1 and without regard to any Bid Rate Loans such Bank may have outstanding to Borrower. In no event shall Eurodollar Loans, Base Rate Loans and Bid Rate Loans outstanding hereunder exceed the Total Commitment as adjusted from time to time pursuant to this Section 2.1.

     2.2  The Loans.  Each Loan shall be a Base Rate Loan, a Eurodollar Loan or
          ---------
a Bid Rate Loan and shall be in U. S. Dollars. Each Loan shall be in the minimum amount of $5,000,000 with any additional amounts in integral multiples of $1,000,000. This is a revolving credit, and Borrower may, during the Availability Period, reborrow amounts repaid or prepaid. No Loan nor any part of any Loan shall be repaid except at the times and in the manner expressly provided herein.

     2.3  Requests for Base Rate and Eurodollar Loans.  Each Base Rate Loan and
          -------------------------------------------
Eurodollar Loan shall be made upon irrevocable written or telephonic notice, confirmed promptly in writing, substantially in the form of Exhibit A-1 hereto, by Borrower to Administrative Agent received by Administrative Agent not later than 9:00 a.m. California time not less than three (3) Eurodollar Banking Days prior to the Borrowing Date (which must be a Eurodollar Banking Day) of a Eurodollar Loan and not later than 9:00 a.m. California time on the proposed Borrowing Date (which must be a Business Day) of a Base Rate Loan. Upon receipt of a request for a Base Rate Loan and Eurodollar Loan, Administrative Agent shall promptly notify the Banks of the amount, the Interest Period(s), if applicable, and the Borrowing Date requested by Borrower. After giving effect to any borrowing of Eurodollar Loans or any conversion or continuation of Eurodollar Loans, there shall not be more than 10 different Interest Periods for Eurodollar Loans and Bid Rate Loans in the aggregate at any time.

     2.4  Requests for Bid Rate Loans.  (a) Each Bid Rate Loan shall be made
          ---------------------------
upon irrevocable written or telephonic notice, confirmed promptly in writing, substantially in the form of Exhibit A-2 hereto, by Borrower and must be received by Administrative Agent not later than 9:00 a.m. California time one Business Day prior to the Borrowing Date for such Loan, specifying the Borrowing Date (which must be a Business Day), the amount, and the Interest Period. In requesting a Bid Rate Loan, Borrower may specify up to a maximum of three alternative Interest Periods for the Bid Rate Loan. After giving effect to any borrowing of Bid Rate Loans, there shall not be more than 10 different Interest Periods for Bid Rate Loans and Eurodollar Loans in the aggregate at any one time.

     (b)  Upon receipt of a request for a Bid Rate Loan pursuant to paragraph
(a) above, Administrative Agent shall promptly notify the Banks of the amount, the Interest Period(s) and the Borrowing Date requested by Borrower. If Bank of America elects to advance a Bid Rate Loan it shall notify Borrower and Administrative Agent of the amount, the Interest Period(s) and the Bid Rate (with any fraction of a percentage expressed as a decimal to the nearest 1/10,000 of one percent) upon which Bank of America desires to advance such a Bid Rate Loan by 7:00 a.m. California time on such Borrowing Date. By 7:15 a.m. California time on the Borrowing Date, each other Bank shall notify Administrative Agent whether or not it will submit an offer in response to Borrower's request for a Bid Rate Loan and each Bank submitting an offer shall notify Administrative Agent of the amount, the Interest Period(s) and the Bid Rate (with any fraction of a percentage expressed as a decimal to the nearest 1/10,000 of one percent) upon which such Bank desires to advance a Bid Rate Loan. By 7:30 a.m. California time on the Borrowing Date Administrative Agent shall give notice to Borrower, of the amount, the Interest Period and the Bid Rate upon which each Bank desires to advance a Bid Rate Loan. Borrower shall, before 7:45 a.m. California time on such Borrowing Date, elect which of the offered Bid Rate Loans it desires to accept and notify Administrative Agent of each offer that is being accepted by Borrower. Such acceptance by Borrower shall be irrevocable. If Borrower accepts any of the offers for Bid Rate Loans, Borrower must accept offers strictly based upon pricing and no other criteria. If two or more Banks submit offers at identical pricing and Borrower accepts any of such offers but does not wish to borrow the total amount offered by such Banks, Borrower shall accept offers from all of such Banks on amounts allocated among them pro rata (in multiples of $1,000,000) according to the amounts offered by such Banks.

     (c) If Borrower accepts one or more of the offers made by any Bank or Banks pursuant to subsection (b) above, Administrative Agent shall, by 8:15 a.m. California time on such Borrowing Date, notify each Bank as to the identity of each Bank which is to make a Bid Rate Loan, the amount of the Loan to be made by each Bank, the Interest Period, and the Bid Rate applicable to each such Loan. Administrative Agent shall also notify each Bank by 8:15 a.m. California time on such Borrowing Date if Administrative Agent has either received no offers in response to Borrower's Loan Request for a Bid Rate Loan or if Borrower has elected not to accept any of the offers received.

     (d) Each Bank whose offer for a Bid Rate Loan has been accepted pursuant to Section 2.4(b) shall determine for itself whether the conditions precedent in
Section 5.2 have been or will be satisfied on the Borrowing Date. On or before 11:00 a.m. California time on the Borrowing Date, each such Bank's Lending Office will make available to Administrative Agent the principal amount of the Bid Rate Loan in immediately available funds and Administrative Agent shall promptly credit Borrower's account at Administrative Agent in immediately available funds.

     2.5  Interest and Principal on Base Rate Loans.  The outstanding Principal
          -----------------------------------------
Amount of each Base Rate Loan shall bear interest until payment is due in full (computed daily on the basis of a 365 or 366, as the case may be, day year and actual days elapsed) at the rate per annum equal to the Base Rate. Borrower shall pay interest on each Base Rate Loan on each Interest Payment Date for the interest accruing since the previous Interest Payment Date on such Base Rate Loan. Borrower shall repay in full the Principal Amount of each Base Rate Loan on the Termination Date or as provided in Section 2.10(c).

     2.6  Interest and Principal on Eurodollar Loans.  (a)  The outstanding
          ------------------------------------------
Principal Amount of each Eurodollar Loan shall bear interest until payment is due in full (computed daily on the basis of a three hundred sixty (360) day year and actual days elapsed) at a rate per annum equal to the Eurodollar Rate plus the Applicable Amount therefor. Borrower shall pay interest on each Eurodollar Loan on each Interest Payment Date for such Eurodollar Loan. Borrower shall repay in full the Principal Amount of each Eurodollar Loan on the last day of the Interest Period for such Eurodollar Loan or as provided in Section 2.10(c).

     (b) If any Reference Bank's Commitment shall terminate (otherwise than on termination of all the Commitments), or for any reason whatsoever the Reference Bank shall cease to be a Bank hereunder, that Reference Bank shall thereupon cease to be a Reference Bank, and the Eurodollar Rate shall be determined on the basis of the rates as notified by the remaining Reference Banks. Each Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Banks shall be unable or otherwise fails to supply such rates to the Administrative Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

     2.7  Interest and Principal on Bid Rate Loans.  The outstanding principal
          ----------------------------------------
amount of each Bid Rate Loan shall bear interest until payment is due in full (computed daily on the basis of a 360-day year and actual days elapsed) at a rate per annum equal to the Bid Rate. Borrower shall pay interest on each Bid Rate Loan on each Interest Payment Date for such Bid Rate Loan. Borrower shall repay in full the Principal Amount of each Bid Rate Loan on the last day of the Interest Period of such Bid Rate Loan.

     2.8  Loan Accounts.  Each Bank shall open and maintain on its books and one
          -------------
or more loan accounts in Borrower's name. Each loan account shall show (without duplication) as debits thereto each Bank's portion of each Base Rate Loan and/or Eurodollar Loan and as credits thereto all Base Rate Loan and/or Eurodollar Loan payments received by such Bank for the account of such Bank and applied to principal so that the balance of the loan account(s) at all times reflect the principal amount due each Bank from Borrower as Base Rate Loans and Eurodollar Loans. All entries in said books shall be presumptive evidence of the making of each Base Rate Loan and Eurodollar Loan, the obligation of Borrower to repay each Base Rate Loan and Eurodollar Loan, and all payments received and disbursed by such Bank. Borrower agrees that if, in the opinion of any Bank, a promissory note or other evidence of debt is required or appropriate to reflect or enforce any Loans outstanding to or to be made by such Bank, then Borrower shall promptly execute and deliver to such Bank one or more promissory notes payable to such Bank to evidence the Loans outstanding to such Bank under this Agreement from time to time, together with such documents as such Bank may reasonably request to evidence the due authorization, execution, delivery and enforceability of such notes. If any notes are issued hereunder, Administrative Agent and Borrower may treat the payee of that note as the owner of such note for all purposes.

     2.9  Master Bid Rate Notes.  Borrower shall execute a Master Bid Rate Note
          ---------------------
in the form of Exhibit B hereto in favor of each Bank. The Master Bid Rate Note of each Bank shall evidence the outstanding principal amount of Bid Rate Loans made by such Bank, and shall be dated the first day of the Availability Period. Each Bank is authorized to indicate upon the grid attached to its Master Bid Rate Note the principal amount, interest rate and Interest Period of each Bid Rate Loan and all payments of principal and interest thereon. Such notations shall be presumptively correct as to the aggregate unpaid principal amount of the Bid Rate Loan made by such Bank, and interest due thereon, but the failure by such Bank to make such notations shall not affect the obligations of Borrower hereunder or under the Master Bid Rate Notes.

     2.10  Conversion of Loans Between Eurodollar Loans and Base Rate Loans and
           --------------------------------------------------------------------
Conversion of Interest Periods of Eurodollar Loans.  (a)  On any Eurodollar
--------------------------------------------------
Banking Day Borrower may convert on a pro rata basis among the Banks any outstanding Base Rate Loans or Eurodollar Loans (but not Bid Rate Loans) into any other type of Loan available to Borrower hereunder (but not to a Bid Rate
Loan), or Borrower may change the Interest Period of any Eurodollar Loan to another Interest Period available under this Agreement, subject to the following limitations:

           (i) No conversion of any Eurodollar Loan into any other Loan and no conversion of the Interest Period of any Eurodollar Loan may be made except on the last day of an Interest Period with respect thereto; and

           (ii) Any conversion shall be preceded by an irrevocable written or telephonic notice from Borrower that it elects such conversion, which notice shall be received by Administrative Agent at least three (3) Eurodollar Banking Days prior to the date requested for such conversion from or into a Eurodollar Loan or conversion of the Interest Period of a Eurodollar Loan.

     (b) Banks shall not be obligated to make or continue any Eurodollar Loan when any Event of Default has occurred and is continuing, but any outstanding Eurodollar Loan shall be automatically converted to a Base Rate Loan on the last day of the Interest Period for which a Eurodollar Rate was determined by Administrative Agent following occurrence of such Event of Default, and, unless
Section 2.11(f) is applicable, Borrower shall be obligated to pay interest at the Base Rate from the date any Loan is so converted until such Loan is repaid in full regardless of the date when Administrative Agent obtains knowledge of such Event of Default.

     (c) Each conversion of a Loan into a Base Rate Loan or a Eurodollar Loan, as the case may be, shall be effected by each Bank, on behalf of Borrower, as applicable, by making a simultaneous payment of the relevant Eurodollar Loan, or Base Rate Loan, as the case may be, from the proceeds of the new Loans, procedures with respect thereto to be governed by the provisions of Section 2.3, except that disbursement shall be made by means of such payment rather than directly to Borrower to the extent applicable with respect to each Bank.

     (d) If upon the expiration of any Interest Period applicable to Eurodollar Loans, Borrower has failed to select a new Interest Period to be applicable thereto, or if any Event of Default or Unmatured Event of Default shall then exist, Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

     2.11  Disbursements and Payments.  (a) Each Base Rate Loan and Eurodollar
           --------------------------
Loan shall be made on a pro rata basis by Banks, and each Bank's portion of each Loan shall be determined by application of its Normal Percentage. Each Bid Rate Loan shall be made entirely by the Bank whose offer was accepted by Borrower pursuant to Section
2.4. Each Bank's interest in each Loan and each payment to such Bank under this Agreement shall be for the account of such Bank's Lending Office.

     (b) Each Loan and each payment of principal, interest and other sums under this Agreement shall be made in immediately available funds (or such other funds as Administrative Agent may require) at Bank of America's Agency Administrative Services #5596, 1850 Gateway Blvd., Concord, California 94520, Acct No. 12337-15346, Ref: Hughes Electronics Corporation or such other office designated by Administrative Agent from time to time.

     (c) Each Bank agrees it will make the funds which it is to advance hereunder available to Bank of America's Agency Administrative Services #5596, 1850 Gateway Blvd., Concord, California 94520, Acct No. 12337-15346, Ref: Hughes Electronics Corporation or such other office designated by Administrative Agent from time to time not later than 11:00 a.m. California time on the Borrowing Date, and Administrative Agent will thereupon promptly advance to Borrower the amount so received from Banks.

     (d) Payment of all sums under this Agreement shall be made by Borrower to Administrative Agent, and the latter shall promptly distribute to each Bank its share of such payments. Each payment by Borrower shall be made without setoff or counterclaim and not later than 11:00 a.m. California time on the day such payment is due. All sums received after such time shall be deemed received on the next Business Day.

     (e) If Administrative Agent makes available to Borrower an amount due from any Bank which such Bank fails to make available to Administrative Agent, or if Administrative Agent makes available to any Bank an amount due from Borrower which Borrower fails to make available to Administrative Agent, Borrower or such Bank, as the case may be, shall, on demand, refund such amount to Administrative Agent, together with interest thereon for the period during which such amount was available to Borrower or such Bank, as the case may be, at the Federal Funds Rate.

     (f) Any sum of principal or interest payable by Borrower hereunder if not paid when due shall bear interest (payable on demand) from its due date until payment in full (computed daily on the basis of a 365 or 366, as the case may be, day year and actual days elapsed) at a rate per annum equal to the Base Rate plus one percentage point.

     2.12  Facility Fee.  Borrower shall pay Administrative Agent for the
           ------------
account of the Banks, a facility fee at the rate per annum equal to the Applicable Amount therefor on the Total Commitment (without regard to the amount of Loans outstanding at any time hereunder and without giving effect to any reduction pursuant to Section 2.1(c)) during the Availability Period; provided, however, following any reduction in the Total Commitment pursuant to Section 3.5 or 3.6 (but not a reduction pursuant to Section 2.1(c)) the computation of the facility fee shall be based upon such reduced Total Commitment as of the effective date of such reduction. The facility fee shall be computed on a calendar quarter basis. The facility fee shall be calculated on the basis of a 360-day year and actual days elapsed, which results in a higher fee than if a 365/366-day year were used, and shall be payable on the 10th day of each January, April, July and October (for the facility fee accrued during the previous calendar quarter) and on the Termination Date.

                                   SECTION 3
                        PAYMENT OF COSTS AND REDUCTION
                               OF THE COMMITMENT

     3.1  Indemnification Upon Failure to Pay Eurodollar Loan or Bid Rate Loan.
          --------------------------------------------------------------------
If Borrower makes any payment of principal with respect to any Eurodollar Loan or Bid Rate Loan on a day other than the last day of the then current Interest Period applicable to such Loan (including without limitation any payment upon reduction of the Commitments) or fails to borrow, continue, convert, pay or prepay its Eurodollar Loan or Bid Rate Loan on a date designated to Administrative Agent in a notice pursuant to this Agreement (if such failure does not result from the application of Sections 4.1 or 4.2), Borrower shall reimburse each Bank within 15 days after receipt of written demand for any loss incurred by it as a result of the timing of such payment or non-borrowing not reflected in the Eurodollar Rate or the Bid Rate, including without limitation any loss incurred in liquidating or employing deposits from third parties and loss of profit for the period after such payment or non-borrowing. A certificate of such Bank setting forth the amounts reasonably necessary so to reimburse it in respect of any loss shall be conclusive and binding absent manifest error.

     3.2  Increased Costs.  (a) If after the date hereof, any applicable law,
          ---------------
rule or regulation or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Bank (or its Lending Office) with any request or directive of any such authority, central bank or comparable agency, whether or not having the force of law, shall impose, modify or deem applicable:

     (i) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, compulsory loan or similar requirements against assets, commitments or deposits or other liabilities with, of or for the account of, or credit extended by, or any acquisition of funds by or for the account of any Bank or its Lending Office or the London interbank market or any other condition affecting its obligations to make the Loans to Borrower hereunder;

     (ii) any capital or similar requirements against (or against any class of or change in or the amount of) assets or liabilities of, or commitments or extensions of credit by, such Bank;

each Bank which is so affected shall give prompt notice to Borrower describing such reserves or requirements at least four Business Days prior to the date such Bank will begin to implement such additional charges with respect to Borrower. If the result of any of the foregoing is to increase the cost or reduce the profit to such Bank (or its Lending Office) under this Agreement by an amount deemed by such Bank to be material, then, within 15 days after written demand by such Bank, Borrower will pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost incurred or reduction in profit suffered by such Bank. Such Bank will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank in the sole discretion of such Bank. A certificate of such Bank setting forth the basis for determining such additional amount or amounts necessary to compensate the Bank shall be conclusive in the absence of manifest error.

     (b) Without limiting the effect of the foregoing (but without duplication), upon any Bank's prior written request, Borrower shall pay to such Bank on the last day of each Interest Period, so long as such Bank may be required to maintain reserves against "eurocurrency liabilities" under Regulation D (as at any time amended) of the Board of Governors of the Federal Reserve System, as additional interest on the unpaid principal amount of each Eurodollar Loan by such Bank outstanding during such Interest Period, an additional amount (determined by such Bank and notified to Borrower in writing) up to but not exceeding such amount as would, together with payments of interest on such Eurodollar Loan for such Interest Period, result in the receipt by such Bank of total interest on such Eurodollar Loan, for such Interest Period at a rate determined by such Bank to be equal to the sum of:

     (i) the Eurodollar Rate divided by a sum equal to (a) 1 minus (b) the rate (expressed as a decimal) of such reserves required by Regulation D, plus

     (ii) the Applicable Amount for Eurodollar Loans.

     In determining the additional amount payable for an Interest Period pursuant to this Section, such Bank shall take into account any transitional adjustment or phase-in provisions of such reserve requirements applicable during such Interest Period, which would reduce the reserve requirement otherwise applicable to eurocurrency liabilities during such Interest Period; provided, however, each Bank in its sole discretion may determine the allocation of reserve requirements to its Eurodollar Loans. Each such determination made by such Bank, and each such notification by such Bank to Borrower under this Section, shall be conclusive as to the matters set forth therein in the absence of manifest error.

     3.3  Taxes.  All payments or reimbursements under this Agreement and any
          -----
instrument or agreement required hereunder shall be made without setoff or counterclaim and free and clear of and without deduction for any and all present and future Taxes. Borrower agrees to cause all such Taxes to be paid on behalf of any Bank or Administrative Agent directly to the appropriate governmental authority. If Borrower is legally prohibited from complying with this subsection, payments due to such Bank or Administrative Agent under this Agreement and any instrument or agreement required hereunder shall be increased so that, after provisions for Taxes and all Taxes on such increase, the amounts received by such Bank or Administrative Agent will be equal to the amounts required under this Agreement and any instrument or agreement required hereunder as if no Taxes were due on such payments. Borrower shall indemnify each Bank and Administrative Agent for the full amount of Taxes payable by such Bank or Administrative Agent and any liabilities (including penalties, interest and expenses) arising from such Taxes within 30 days from any written demand by such Bank. Borrower shall provide evidence that all applicable Taxes have been paid to the appropriate taxing authorities by delivering to Administrative Agent official tax receipts or notarized copies or other evidence thereof satisfactory to Administrative Agent, within 90 days after the due date for such Tax payment. Such Bank will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such payment or reimbursement and will not be otherwise disadvantageous to such Bank in the sole discretion of such Bank.

     3.4  Prepayment.  Upon the irrevocable written notice of Borrower received
          ----------
by Administrative Agent by 11:00 a.m. California time at least one Business Day prior to the prepayment of a Base Rate Loan and at least five Eurodollar Banking Days prior to the prepayment of a Eurodollar Loan, Borrower may prepay any Eurodollar Loan or Base Rate Loan; but such prepayment shall be in an amount of at least $5,000,000 or multiple integrals of $1,000,000 in excess thereof. The notice of prepayment shall specify the date of the prepayment, the amount of the prepayment and the Loan to be prepaid. Each such prepayment shall be made on the date specified and, in the case of a prepayment of any Eurodollar Loan shall be accompanied by the payment of accrued interest on the amount prepaid.
Subject to compliance with the foregoing procedures, Base Rate Loans may be prepaid at any time without cost or penalty of any kind. If Borrower elects to prepay a Eurodollar Loan, Borrower shall, on demand by each Bank, pay such Bank the amount (if any) by which (a) the additional interest which would have been payable on the amount prepaid on such Bank's portion of such Loan had it not been paid until the last day of the Interest Period of such Loan exceeds (b) the interest which would have been recoverable by such Bank by placing such prepaid amount on deposit in the offshore Dollar interbank markets for a period starting on the date on which it was prepaid and ending on the last day of the Interest Period for such Loan. Bid Rate Loans may not be prepaid.

     3.5  Pro Rata Reduction of Commitments by Borrower.  Borrower may, upon 30
          ---------------------------------------------
days' prior written notice (which notice shall be irrevocable) to Banks through Administrative Agent, reduce the Total Commitment on a pro rata basis among the Banks. Such a reduction shall be in an integral multiple of $5,000,000. Borrower shall, on the effective date of each such reduction, repay to each Bank through Administrative Agent that portion of each Loan which exceeds the amount of each Bank's Commitment as reduced, together with accrued interest on the amount paid and accrued facility fees subject to such reduction. After the effective date of each reduction, the Banks' obligations under this Agreement shall be based on the reduced Commitments.

     3.6  Reduction of One Bank's Commitment by Borrower.  If the amount of any
          ----------------------------------------------
payment to be made to or for the account of any Bank is increased under Section
3.3 or any Bank makes a claim under Section 3.2, then:

     (a) Borrower may, within 60 days after the notice thereof and by not less than five Business Days' written notice to Administrative Agent, cancel such Bank's Commitment, whereupon such Bank shall cease to be obligated to participate in further Loans hereunder and its Commitment shall be reduced to the amount of its outstanding Loans until such Loans are repaid by Borrower either on the Principal Repayment Date for such Loans or pursuant to Section 3.6(b), at which time such Bank's Commitment shall be reduced to zero;

     (b) if Borrower cancels such Bank's Commitment pursuant to clause (a) above and if Borrower so elects by written notice to Administrative Agent given at the same time as the notice referred to in clause (a) above, Borrower shall prepay such Bank's portion of each outstanding Loan together with any accrued interest thereon plus all costs and expenses (including break and funding costs in connection with the relending, reborrowing, funding or other employing of funds) incurred by such Bank as a result of such cancellation or prepayment on a date other than the Principal Repayment Date for such Loan; and

     (c) Borrower shall repay all Bid Rate Loans from such Bank on the Principal Repayment Date for such Loans and shall not request any additional Bid Rate Loans from such Bank.

     3.7  Notice of Reductions.  Each notice of reduction or prepayment given
          --------------------
pursuant to Section 3.4,.3.5 or 3.6 shall be irrevocable, shall specify the date upon which such reduction or prepayment is to be made and, in the case of a notice of prepayment, shall obligate Borrower to make such prepayment on such date. Borrower may not give a notice of reduction of a part of the Commitment pursuant to Section 3.6 at any time prior to the date so specified in any previous such notice.

     3.8  Designation of Replacement Bank.  If the Commitment of any Bank is
          -------------------------------
cancelled by Borrower pursuant to Section 3.6 or if any Bank terminates its Commitment with respect to Eurodollar Loans pursuant to Section 4.2, Borrower, with the consent of Administrative Agent, may designate an Eligible Assignee (or, if it deems appropriate, more than one Eligible Assignee) acceptable to Administrative Agent to act as a Bank hereunder and upon execution of a written agreement in form satisfactory to Administrative Agent by such Eligible Assignee in which it agrees to abide by all of the terms, conditions and obligations applicable to a Bank herein and to have a Commitment as specified in such agreement, such Eligible Assignee shall be deemed a Bank hereunder to the same extent as if it were a signatory hereto and, thereafter, such Eligible Assignee shall for all purposes be considered a "Bank" hereunder.

     3.9  Effect of Reduction of Commitment.  If, at any time:
          ---------------------------------

     (a) the Commitment of any Bank is reduced to zero in accordance with the terms of this Agreement;

     (b) all indebtedness and other amounts owed to such Bank by Borrower hereunder or in connection herewith have been satisfied in full; and

     (c) such Bank is under no further actual or contingent obligation hereunder,

then such Bank shall cease to be a party hereto and a Bank for the purposes hereof; provided, however, that the obligations of Borrower under Sections 3.1,
        --------  -------
3.2, 3.3, 11.14, 11.15 and 11.16 shall survive the cancellation of the Commitment and the termination of this Agreement.

     3.10 Accrued Fees.  On the date of the cancellation of any portion of the
          ------------
Total Commitment in accordance with Section 3.5 or of any Bank's Commitment under Section 3.6, all accrued facility fees for such portion of the Total Commitment or of such Bank's Commitment shall be paid in full by Borrower.

     3.11 Survival.  The agreements and obligations of Borrower in this Section
          --------
3 shall survive the termination of this Agreement.

                                   SECTION 4

                    CHANGE IN CIRCUMSTANCES AFFECTING LOANS

     4.1  Inability to Determine Eurodollar Rate.  If any Reference Bank
          --------------------------------------
determines (which determination shall be made in good faith and shall be conclusive and binding upon Borrower) that (a) by reason of circumstances then affecting the Eurodollar interbank market, adequate and reasonable means do not or will not exist for ascertaining the interest rate applicable to any Eurodollar Loans, or (b) Dollar deposits in the relevant amounts and for the relevant Interest Period are not available to the Banks in the Eurodollar interbank market, then it shall notify the Administrative Agent who shall forthwith give written notice of such determination to Borrower and each Bank at least one Business Day prior to the first day of any Interest Period so affected; whereupon, until Administrative Agent shall notify Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Eurodollar Loans shall be suspended and (ii) Borrower shall repay in full, without premium or penalty, the then outstanding principal amount of the Eurodollar Loans, together with accrued interest thereon, on the last day of the then current Interest Period pursuant to the next sentence. Unless Borrower notifies Administrative Agent to the contrary within one Business Day after receiving a notice from Administrative Agent pursuant to this Section, Borrower shall, concurrently with prepaying the Eurodollar Loans pursuant to this Section, be deemed automatically without any further notice to Administrative Agent or the Banks to have requested and received Base Rate Loans in an equal principal amount from the Banks, the proceeds of which are deemed to have been used to repay the other Loans.

     4.2  Illegality.  If, after the Effective Date, the introduction of or any
          ----------
change in any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority shall make it unlawful or impossible for such Bank (or its Lending Office) to make, maintain or fund its Eurodollar Loans, such Bank shall forthwith give written notice thereof to Administrative Agent and to Borrower. Before giving any notice pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not be otherwise disadvantageous to such Bank in the sole judgment of such Bank. Upon receipt of such notice (a) if such Bank has received a request with respect to Eurodollar Loans and has not yet made such Loan, a Base Rate Loan shall be deemed to have been designated without any further notice; (b) all Loans which would otherwise be made by such Bank as Eurodollar Loans shall be made instead as Base Rate Loans; and (c) Borrower shall prepay in full, without premium or penalty, the then outstanding principal amount of such Bank's Eurodollar Loans, together with accrued interest, on either (i) the last day of the then-current Interest Period if such Bank may lawfully continue to fund and maintain such Eurodollar Loans, to such day or (ii) immediately if such Bank may not lawfully continue to fund and maintain such Eurodollar Loans to such day together with an amount, if any, calculated as set forth in the last sentence of Section 3.4. Concurrently with prepaying each such Eurodollar Loan Borrower shall borrow a Base Rate Loan from such Bank in an amount equal to the principal amount of such Bank's Eurodollar Loans, the proceeds of which are deemed to have been used to repay such Bank's Eurodollar Loans. If circumstances subsequently change so that such Bank is not further affected, and no Eligible Assignee has been appointed pursuant to Section 3.8, such Bank shall so notify Borrower and Administrative Agent and such Bank's obligation to make and continue Eurodollar Loans shall be reinstated upon written request of Borrower.

                                   SECTION 5
                             CONDITIONS PRECEDENT

     5.1  Conditions Precedent to Signing Date.  The occurrence of the Signing
          ------------------------------------
Date is subject to the condition that on the Signing Date this Agreement, duly executed and delivered by the parties hereto, shall have been delivered to Administrative Agent with counterparts for each Bank and in form and substance satisfactory to Banks.

     5.2  Conditions Precedent to Effective Date.  The obligation of Banks to
          --------------------------------------
make the initial Loans hereunder is subject to the condition that on the Effective Date there shall have been delivered to the Administrative Agent with counterparts for each Bank:

     (a)  The Notes, duly executed and delivered by the Borrower.

     (b) The favorable written opinions, dated the Effective Date, of the General Counsel or Assistant General Counsel of Borrower in the form set out in Exhibit F.

     (c) Certificate of the Secretary or an Assistant Secretary of Borrower dated the Effective Date as to (i) the Certificate of Incorporation and the By-laws of Borrower, (ii) the resolution of the Board of Directors of Borrower or its Executive Committee in connection with this Agreement, and (iii) the incumbency and signatures of the person authorized to execute and deliver this Agreement and any other instrument, document or other agreement required hereunder on the Effective Date.

     (d) A certificate, signed by a vice president of Borrower dated the Effective Date certifying: (i) that since December 31, 1996, there has been no change in the financial condition, business, operations or properties of Borrower and its Subsidiaries taken as a whole which constitutes a Material Change; (ii) the unaudited pro forma condensed combined financial statements for the nine months ended September 30, 1997 contained in the General Motors Corporation. Registration Statement on form S-4 dated November 19, 1997, as amended (the "GMC S-4") give effect to the Reorganization as set forth in the GMC S-4; (iii) that no event has occurred and is continuing or would result from the making of a Loan which constitutes or would constitute an Event of Default or an Unmatured Event of Default; and (iv) the Debt Ratings as of the Effective Date.

     (e) Certificate of Good Standing in relation to Borrower issued by the Secretary of the State of Delaware, dated not more than one month prior to the Effective Date.

     (f) Evidence satisfactory to Administrative Agent that all obligations of Borrower outstanding under the Existing Agreements have been repaid in full and all commitments thereunder have been terminated.

     (g)  Evidence of Borrower's Debt Ratings from both S&P and Moody's.

     (h) Evidence satisfactory to Administrative Agent that the Reorganization has been completed in accordance with the GMC S-4.

     (i) The Master Bid Rate Notes, as referred to in Section 2.9, duly executed by Borrower, shall have been delivered by Borrower to Administrative Agent.

     (j) The Administrative Agent shall have received all fees payable to it on the Effective Date under the Letter Agreement.

     5.3  Conditions Precedent to Loans.  The obligation of Banks to disburse
          -----------------------------
each Loan (including the first Loan) is subject to the following conditions and by communicating a Loan Request Borrower is deemed to certify that: (a) to the best knowledge of the Authorized Designee making such Loan Request, the representations and warranties (excluding Section 6.6) contained in this Agreement and any other documents delivered pursuant hereto are true and correct in all material respects on the date of such Loan Request; (b) the financial statements delivered to Administrative Agent by Borrower pursuant to Section 7.5 on the date most nearly preceding the Loan Request present fairly the financial position and results of operation and changes in financial position of Borrower and its consolidated Subsidiaries as at the end of, and for the fiscal period to which such statements relate, (subject, in the case of unaudited financial statements to year end adjustments); and (c) to the best knowledge of the Authorized Designee making such Loan Request, no Event of Default or Unmatured Event of Default has occurred and is continuing except such Events of Default or Unmatured Events of Default as have been expressly waived by or on behalf of the Banks.

                                   SECTION 6
                        REPRESENTATIONS AND WARRANTIES

     6.   Borrower represents and warrants that as of the Effective Date:

     6.1  Authority of Borrower.  Borrower (a) is a corporation duly organized
          ---------------------
and existing under the laws of the State of Delaware, with its principal place of business in Los Angeles, California, (b) has the corporate power to own its property and carry on its business as now being conducted, (c) is duly qualified and authorized to do business, and is in good standing in every state, country or other jurisdiction where the failure to be so qualified, authorized and in good standing would have a material adverse effect on Borrower, (d) has full power and authority to borrow the sums provided for in this Agreement, to execute, deliver and perform this Agreement and any instrument or agreement required hereunder, and to perform and observe the terms and provisions hereof and thereof, (e) has taken all corporate action on the part of Borrower, its directors or stockholders, necessary for the authorization, execution, delivery and performance of this Agreement, and any instrument or agreement required hereunder on the date hereof, (f) requires no consent or approval of any trustee or holder of any indebtedness or obligation of Borrower to enter into, deliver or perform its obligations under this Agreement and the Notes, and (g) requires no consent, permission, authorization, order or license of any governmental authority in connection with the execution and delivery and performance of this Agreement and any instrument or agreement required hereunder, or any transaction contemplated hereby, except as may have been obtained and certified copies of which have been delivered to Banks through Administrative Agent.

     6.2  Binding Obligations.  This Agreement is the legal, valid and
          -------------------
binding obligation of Borrower, enforceable against it in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly valid, binding and enforceable.

     6.3  Incorporation of Restricted Subsidiaries.  Each Restricted
          ----------------------------------------
Subsidiary of Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and, to the best of Borrower's knowledge, is duly licensed or qualified as a foreign corporation in all jurisdictions where the failure to be so qualified, authorized and in good standing would have a material adverse effect on Borrower and its Restricted Subsidiaries taken as a whole.

     6.4  No Contravention.  There is no charter, by-law, or capital stock
          ----------------
provision of Borrower and no provision of any indenture or material agreement, written or oral, to which Borrower is a party or under which Borrower is obligated, nor is there any statute, rule or regulation, or any judgment, decree or order of any court or agency binding on Borrower which would be contravened by the execution, delivery and performance of this Agreement, or any instrument or agreement required hereunder, or by the performance of any provision, condition, covenant or other term hereof or thereof.

     6.5  Notices.  Except as previously disclosed in writing to
          -------
Administrative Agent, no event has occurred which, to the best of its knowledge, would require Borrower to notify Administrative Agent and the Banks pursuant to
Section 7.3 hereof.

     6.6  Financial Statements.  The financial statements dated December 31,
          --------------------
1996 furnished by Hughes Electronics Corporation (as in effect prior to the Reorganization) to the Administrative Agent and Banks, present fairly the financial position and results of operation and changes in financial position of Hughes Electronics Corporation and its consolidated Subsidiaries as at the end of, and for the fiscal periods to which such statements relate, and such financial statements were prepared in accordance with GAAP. The unaudited pro forma condensed combined financial statements for the nine months ended September 30, 1997 contained in the GMC S-4 give effect to the Reorganization as set forth therein. Since the date of the unaudited pro forma condensed combined statements, there has been no Material Change. Neither Borrower nor any Subsidiary had any contingent obligations, liabilities for taxes or other outstanding financial obligations at September 30, 1997 on a pro forma basis which are material in the aggregate, except as disclosed in such unaudited pro forma condensed combined statements.

     6.7  ERISA.  Based upon ERISA and the regulations and published
          -----
interpretations thereunder, the Plans of Borrower and its Subsidiaries and, to the knowledge of Borrower, the Plans of any other ERISA Affiliates, are in material and substantial compliance in all material respects with the applicable provisions of ERISA and Borrower and its Subsidiaries are in compliance with such Plans in all material respects. No Reportable Event which has or could be reasonably be expected to result in termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such Plan has occurred and is continuing with respect to any Plan.

     6.8  Regulation U.  Borrower is not engaged principally, or as one of its
          ------------
important activities, in the business of extending credit for the purposes of purchasing or carrying any

"margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System; and neither Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940.

     6.9  Taxes.  Borrower has filed all federal and state tax returns which
          -----
to the knowledge of the financial officers of Borrower are required to have been filed, and has paid prior to delinquency all taxes that have become due pursuant to said returns or pursuant to any assessment, except as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided on the books of Borrower in accordance with GAAP.

     6.10 Insurance.  Borrower and its Restricted Subsidiaries maintain
          ---------
insurance with responsible insurance companies, in such amounts and against such risks as is customarily carried by owners of similar businesses and property, including protection against loss of use and occupancy, to the extent such insurance is reasonably available at commercially reasonable rates, and it will furnish Administrative Agent, upon written request, with full information as to the insurance carrier; provided, however, that Borrower and its Restricted
                       --------  -------
Subsidiaries may self insure to the extent they deem prudent.

     6.11 Liens.  The properties and assets of Borrower and its Restricted
          -----
Subsidiaries, real, personal and mixed, are not subject to any Liens, except for Liens permitted by this Agreement.

                                   SECTION 7
                       AFFIRMATIVE COVENANTS OF BORROWER

     7. Borrower covenants and agrees that so long as the credit hereby granted shall remain available in whole or in part or until the full and final payment of all indebtedness incurred hereunder, unless Majority Banks waive compliance in writing:

     7.1  Use of Proceeds of Loans.  It will use the proceeds of the Loans
          ------------------------
made by Banks to Borrower hereunder for the repayment of Commercial Paper and for its general working capital requirements, including acquisition and improvement of plant, property and equipment and acquisitions.

     7.2  Management of Business.  It will manage its business and conduct its
          ----------------------
affairs such that the representations and warranties contained in Sections 6.1 through 6.3 and 6.7 through 6.9 remain true and correct at all times during the Availability Period.

     7.3  Notice of Certain Events.  It will, and it will cause each of its
          ------------------------
Restricted Subsidiaries to, give prompt written notice to Administrative Agent (who shall promptly notify the Banks) of:

     (a) all Events of Default or Unmatured Events of Default under any of the terms or provisions of this Agreement;

     (b) any event of default under any other agreement, contract, indenture, document or instrument entered, or which may be entered, into by it that could, if settled unfavorably, result in a Material Change;

     (c) all material changes in senior management otherwise publicly announced;

     (d) all litigation, arbitration or administrative proceedings involving Borrower or any of its Subsidiaries which could in the reasonable opinion of Borrower be expected to result in a Material Change;

     (e) any other matter which has resulted in, or might in the reasonable opinion of Borrower result in, a Material Change;

     (f) concurrently with the public announcement thereof, any proposed Merger or Disposition affecting any Restricted Subsidiary; and

     (g)  any change in any Debt Rating by S&P or Moody's.

     7.4  Records.  It will, and it will cause each of its Restricted
          -------
Subsidiaries to, keep and maintain full and accurate accounts and records of its operations according to GAAP and will permit Administrative Agent, and its designated officers, employees, agents, and representatives, to have access thereto and to make examination thereof at all reasonable times, to make audits, and to inspect and otherwise check its properties, real, personal and mixed; provided, however, that such examination and access shall be in compliance with
--------  -------
security and confidentiality requirements of all governmental authorities and, subject to Section 11.16, Borrower's corporate policies.

     7.5  Information Furnished.  It will furnish to Banks and Administrative
          ---------------------
Agent:

     (a) Within 60 days after the close of each quarter, except for the last quarter of each fiscal year, its consolidated balance sheet as of the close of such quarter and its consolidated profit and loss statement and cash flow statement for that quarter and for that portion of the fiscal year ending with such quarter, all prepared in accordance with GAAP, and all certified by its Treasurer or an Assistant Treasurer as presenting fairly the financial position and results of operation and changes in financial position of Borrower and its consolidated Subsidiaries as at the end of, and for the fiscal period to which such statements relate, subject to normal year-end adjustments.

     (b) Within 120 days after the close of each fiscal year, a complete copy of its annual financial statements, which statements shall include at least its consolidated balance sheet as of the close of such fiscal year and its consolidated profit and loss statement and cash flow statement for such fiscal year, prepared by Deloitte & Touche (or such other independent certified public accountants of recognized international standing selected by Borrower) in accordance with GAAP applied on a basis consistent with that of the previous year, and which statements shall include the opinion of such accountants, such opinion not to be qualified or limited because of any restricted or limited nature of examination made by such accountants or because of a "going concern" qualification.

     (c) Within 60 days after the close of each quarter except for the last quarter of each fiscal year, (and within 120 days after the close of each fiscal year) its certificate executed by Borrower's Treasurer or an Assistant Treasurer that (i) the representations and warranties set forth in Section 6 (with the exception of Section 6.6) are true and correct in all material respects;

and (ii) no Event of Default or Unmatured Event of Default has occurred and is continuing except such Events of Default or Unmatured Events of Default as have been expressly waived by or on behalf of the Banks.

     (d) Such other information concerning its affairs as Administrative Agent or the Majority Banks may reasonably request.

     7.6  Execution of Other Documents.  It will promptly, upon demand by
          ----------------------------
Administrative Agent, execute all such additional agreements, documents and instruments in connection with this Agreement as Administrative Agent or Majority Banks may deem necessary.

     7.7  ERISA.  It will, and it will cause each of its Subsidiaries to:
          -----

     (a) At all times, make prompt payment of contributions required to meet the minimum funding standard set forth in ERISA with respect to its Plans, except to the extent that waivers are granted by the appropriate governmental agencies;

     (b) Notify Administrative Agent immediately of (i) any Reportable Event which could reasonably be expected to result in aggregate liability to Borrower and its Subsidiaries in excess of $75,000,000 and (ii) any other fact arising in connection with any of its Plans or a Plan of any ERISA Affiliate which has resulted, or could reasonably be expected to result, in termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, in each case together with a statement, if requested by Administrative Agent, as to the reasons therefor and the action, if any, which Borrower or such ERISA Affiliate proposes to take with respect thereto; and

     (c) Furnish to Administrative Agent, upon its written request, such information concerning any of its Plans as may be reasonably requested.

     7.8  Administrative Agent's Fees.  It will compensate Administrative Agent
          ---------------------------
as set forth in the Letter Agreement.

     7.9  Compliance with Law.  It will, and will cause each of its
          -------------------
Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental or regulatory authority, a breach of which would result in a Material Change, except where contested in good faith by appropriate proceedings diligently pursued.

                                   SECTION 8
                        NEGATIVE COVENANTS OF BORROWER

     8. Borrower covenants and agrees that so long as the credit hereby granted shall remain available in whole or in part or until the full and final payment of all indebtedness incurred hereunder, unless Majority Banks waive compliance in writing:

     8.1  Liens.
          -----

     (a) Borrower will not, nor will it permit any Restricted Subsidiary to, issue, incur, guaranty or assume any indebtedness for money borrowed secured by a Lien upon any property or assets of Borrower or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such property, assets, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance, incurrence, guarantee or assumption of any such indebtedness that the Commitments and Loans and any other obligations of Borrower to the Banks (together with, if Borrower shall so determine, any other indebtedness of Borrower or such Restricted Subsidiary ranking equally with the Commitments and Loans and such other obligations and then existing or thereafter created) shall be secured equally and ratably with or prior to such indebtedness by a Lien upon such property, assets, shares of stock or indebtedness, unless the aggregate amount of such indebtedness for money borrowed secured by such Liens, together with all other indebtedness for money borrowed of Borrower and its Subsidiaries which (if originally issued, incurred, guaranteed or assumed at such time) would otherwise be subject to the foregoing restrictions (but not including indebtedness for money borrowed permitted to be secured under sub-clauses (1) through (7) of Section 8.1(b)), does not at the time exceed 5% of Consolidated Adjusted Net Worth.

     (b) The above restrictions shall not apply to indebtedness of Borrower or any of its Restricted Subsidiaries secured by:

          (1) Liens existing as of the date hereof and listed in Exhibit E;

          (2) Liens on property, assets, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

          (3) Liens on property existing at the time of acquisition of such property by Borrower or a Restricted Subsidiary, or Liens to secure the payment of all or any part of the purchase price of property upon the acquisition of such property by Borrower or a Restricted Subsidiary or to secure any indebtedness incurred or guaranteed prior to, at the time of, or within 180 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Liens to secure any indebtedness incurred or guaranteed for the purpose of financing the cost to Borrower or a Restricted Subsidiary of improvements to such acquired property; provided, however, that for purposes of this clause 3,
                        --------  -------
     (i) a satellite will be treated as a newly-acquired asset as of the date it is placed in service and (ii) any satellite transponder acquired through the exercise of an early buy-out option shall be treated as a newly-acquired asset as of the date such option is exercised;

          (4) Liens securing indebtedness of a Restricted Subsidiary owing to Borrower or to another Restricted Subsidiary;

          (5) Liens on property of a corporation existing at the time such corporation is merged or consolidated with Borrower or a Restricted Subsidiary (in accordance with Section 8.2) or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Borrower or a Restricted Subsidiary;

          (6) Liens on property of Borrower or a Restricted Subsidiary in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens; or

          (7) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Liens referred to in the foregoing sub-clauses (1) to (6), inclusively; provided, however, that
                                                        --------  -------
     the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of the incurrence or guarantee thereof and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

     8.2  Mergers, Liquidations and Sales of Assets.  It will not, nor will it
          -----------------------------------------
permit any of its Restricted Subsidiaries to liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture, syndicate, pool or other combination which results in a Material Change in the nature of Borrower's business taken as a whole (collectively, the "Mergers") or convey, sell or lease all or substantially all of its assets or business (collectively, "Dispositions"), except for:

     (a) mergers between Subsidiaries, or between Subsidiary and Borrower where Borrower is the surviving corporation;

     (b)  mergers where Borrower is the surviving corporation;

     (c) transfers of assets from one Restricted Subsidiary to another Restricted Subsidiary or from any Restricted Subsidiary to Borrower;

     (d) sales, leases, transfers or assignments of operating rights, licenses or franchises in transactions which do not result in a Material Change different from changes heretofore publicly disclosed;

     (e) Dispositions of any Restricted Subsidiary provided both Debt Ratings remain Investment Grade on the effective date of any such dispositions; and

     (f)  the Reorganization;

provided, however, no Disposition or Merger otherwise permitted by clauses (a)
--------  -------
through (e) above shall take place if before, or after giving effect to any such Disposition or Merger, an Event of Default or Unmatured Event of Default exists is or would exist.

     8.3  Defaults. It will not, nor will it permit any of its Restricted
          --------
Subsidiaries to, commit or do any act or thing which would constitute an event of default under any of the material terms or provisions of any other material agreement, contract, indenture, document or instrument executed, or to be executed by any of them, except those that may be contested in good faith and would not, if settled unfavorably, result in a Material Change.

     8.4  Compliance with Regulations.  Borrower will not engage principally,
          ---------------------------
or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System; and it will not use the proceeds of any Loan for the purpose, directly or indirectly, whether immediate, incidental or ultimate, (a) to purchase or carry, within the meaning of such Regulation U, any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock, unless done in strict compliance with such Regulation U and other applicable law and Borrower shall have executed and delivered to each Bank prior to such use a Form U-1 statement evidencing compliance with such Regulation U and such other documents relating thereto as Administrative Agent or any Bank shall request, or
(b) in a manner which would violate, or result in a violation of, Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System.

                                   SECTION 9
                               EVENTS OF DEFAULT

     9.1  Events of Default.  If one or more of the following described
          -----------------
Events of Default shall occur:

     (a) Borrower shall default in the due and punctual payment of (i) the principal of or the interest on any Loan within two Business Days of its due date, (ii) any fee due hereunder within 10 Business Days of its due date; or,
(iii) any other amount due from it hereunder within 30 Business Days of its due date; or

     (b) Borrower or any of its Restricted Subsidiaries shall fail to perform or observe any of the terms, provisions, covenants, conditions, agreements or obligations contained herein (other than Section 7.3, and Sections 8.1 through 8.4,) and such failure shall continue for more than 20 days after written notice from Administrative Agent to Borrower of the existence and character of such failure to perform or observe; or

     (c) Borrower or any of its Restricted Subsidiaries shall fail to perform or observe any of the terms, provisions, covenants, conditions agreements or obligations contained in Section 7.3 and Sections 8.1 through 8.4; or

     (d) (i) Borrower, or any of its Restricted Subsidiaries shall become insolvent, or be unable, or admit in writing its inability, to pay its debts as they become due; or (ii) Borrower or any Restricted Subsidiary shall make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets; or (iii) Borrower or any Restricted Subsidiary shall file or have filed against it a petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors or winding up or dissolution and such filing against it shall not be dismissed within 60 days after the date of such filing; or (iv) Borrower or any Restricted Subsidiary shall apply for or consent to the appointment of or consent that an order be made appointing any receiver or trustee for any of its or their properties, assets or business, or if a receiver or a trustee shall be appointed for all or a substantial part of its or their properties, assets or business; or (v) an order for relief shall be entered against Borrower or any Restricted Subsidiary under the United States federal bankruptcy laws as now or hereafter in effect; or (vi) Borrower or any Restricted Subsidiary shall take any action indicating its consent to, approval of or acquiescence in, any of the foregoing; or

     (e) Any representation or warranty made by Borrower herein or in any certificate or financial or other statement heretofore or hereafter furnished by Borrower or any of its officers to Administrative Agent or the Banks proves to be in any material respect false or misleading as of the date when made, deemed made or reaffirmed; or

     (f) Any final judgment, decrees, writs of execution, attachments or garnishments or any Liens, or any other legal processes shall be issued or levied against any of the assets or property of Borrower or any of its Restricted Subsidiaries (and shall not have been vacated, discharged or stayed) in amounts which in the aggregate would result in a Material Change (without limiting the generality of the foregoing, a judgment in excess of $75,000,000 in the aggregate shall, for purposes only of this Section 9.1(f), be deemed to result in a Material Change); provided, however, that such aggregate amount
                              --------  -------
shall include only amounts in excess of (i) insurance coverage therefor and (ii) reserves on the books of Borrower or any of its Restricted Subsidiaries therefore; provided, further, that such aggregate amount shall not include any
           --------  -------
amounts with respect to matters subject to appeal conducted in good faith and diligently pursued or other further legal process by Borrower or any of its Restricted Subsidiaries or any amounts with respect to any such legal process which Borrower or any of its Restricted Subsidiaries has detached from such property by posting of a bond or equivalent process; or

     (g) All, or substantially all, of the assets and property of Borrower or any of its Restricted Subsidiaries shall be condemned, seized or otherwise appropriated; or

     (h) Any fact or circumstance (including without limitation a Reportable Event), which results in, or which Majority Banks determine in good faith could reasonably be expected to result in, the termination of any Plan of Borrower, any of its Subsidiaries or any ERISA Affiliate by the Pension Benefit Guaranty Corporation or the appointment by an appropriate United States District Court of a trustee to administer any such Plan, shall occur and shall continue for 30 days after written notice of such determination shall have been given to Borrower or any of its Subsidiaries by Administrative Agent, or a trustee shall be appointed by the appropriate United States District Court to administer any Plan of Borrower or any of its Subsidiaries, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan of Borrower or any of its Subsidiaries or to appoint a trustee to administer any such Plan and, upon the occurrence of any of the foregoing, the aggregate amount of the unfunded vested liability for the benefits guaranteed by the Pension Benefit Guaranty Corporation under all such Plans and the present value of any Withdrawal Liability which remains unpaid is reasonably estimated to be in excess of $75,000,000 and such liability is not covered by insurance; or

     (i) Borrower or any of its Restricted Subsidiaries (i) fails to make any payment (or otherwise satisfy) in respect of any indebtedness for money borrowed when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) an event of default shall occur which permits the acceleration of indebtedness for money borrowed under any other agreement, contract, indenture, document or instrument executed, or which may be executed, by Borrower or any of its Restricted Subsidiaries, which failure or event of default has not been waived or cured; provided, however, that no Event of
                                      --------  -------
Default shall exist hereunder if the amount of the indebtedness which is not paid or may be accelerated with respect to the defaulted obligations shall not exceed in the aggregate $75,000,000; or

     (j)  Either Debt Rating is less than Investment Grade;

     (k)  Any disposition of any Restricted Subsidiary shall have occurred, and:

          (i) prior to such disposition, either S&P or Moody's shall have publicly announced that Borrower's Debt Rating will be below Investment Grade after giving effect to such disposition; or

          (ii) as soon as reasonably practicable after its public announcement of such disposition, Borrower shall not have requested S&P and Moody's to publicly announce, prior to or no later than concurrently with the consummation of such disposition, that Borrower's Debt Rating will remain at least Investment Grade after giving effect to such disposition; or

          (iii) notwithstanding clause (ii), either S&P or Moody's shall not have publicly announced within 10 days after the consummation of such disposition that Borrower's Debt Ratings will remain at least Investment Grade after giving effect to such disposition; or

     (l) Any sale, spin-off, disposition or other transaction whereby General Motors Corporation will no longer beneficially own directly or indirectly at least 51 percent of the issued and outstanding capital stock of Borrower having voting power under ordinary circumstances to elect directors of Borrower (a "transaction") shall have occurred and:

          (i) prior to such transaction, either S&P or Moody's shall have publicly announced that its Debt Rating will be below Investment Grade after giving effect to such transaction; or

          (ii) as soon as reasonably practicable after its public announcement of such transaction, Borrower shall not have requested S&P and Moody's to publicly announce, prior to or no later than concurrently with the consummation of such transaction, that Borrower's Debt Rating will remain at least Investment Grade after giving effect to such transaction; or

          (iii) notwithstanding clause (ii), either S&P or Moody's shall not have publicly announced within 10 days after the consummation of such transaction that its Debt Ratings will remain at least Investment Grade after giving effect to such transaction.

Then (a) automatically upon the occurrence of an Event of Default under Section 9.1(d), the Commitments shall immediately terminate, and all Loans and other liabilities and obligations outstanding under this Agreement shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, if not herein otherwise then due and payable, together with all costs and expenses (including break and funding costs and other costs in connection with the relending, reborrowing, funding or other employing of funds) incurred by the Banks as a result thereof, anything herein or in any agreement, contract, indenture, document or instrument contained to the contrary notwithstanding; and
(b) at any time after the occurrence of an Event of Default other than under
Section 9.1(d), and in each and every such case, unless such Event of Default shall have been remedied by Borrower to the satisfaction of Majority Banks or waived in writing by Majority Banks (except in the case of an Event of Default under Section 9.1(a), the waiver of which shall require the consent of all the Banks), Administrative Agent may, with the consent of the Majority Banks, or shall, upon the direction of Majority Banks, immediately terminate the Commitments, whereupon the same shall be cancelled and reduced to zero and any Loan Request given in respect of a Borrowing Date occurring on or after the date of such notice of cancellation shall cease to have effect and all Loans and all accrued interest thereon and all other liabilities and obligations outstanding under this Agreement shall, thereupon, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, if not otherwise then due and payable, together with all reasonable costs and expenses (including break and funding costs and other costs in connection with the relending, reborrowing, funding or other employing of funds) incurred by the Banks as a result thereof, anything herein or in any other agreement, contract, indenture, document or instrument contained to the contrary notwithstanding. Thereafter any Bank or the Banks may immediately, and without expiration of any period of grace, enforce payment of all liabilities and obligations of Borrower under this Agreement and under any other agreements, contracts, indentures, documents and instruments between Borrower and the Banks.

     9.2  Recovery of Amounts Due.  If any amount payable hereunder is not
          -----------------------
paid as and when due, Borrower hereby authorizes Administrative Agent, each Bank and their respective affiliates to proceed, to the fullest extent permitted by applicable law, without prior notice, by right of set-off, banker's lien or counterclaim, against any moneys or other assets of Borrower in any currency that may at any time be in the possession of Administrative Agent or any of its affiliates or such Bank or any of its affiliates, at any branch or office thereof, to the full extent of all amounts payable to Administrative Agent and the Banks hereunder. Any Bank that so proceeds or that has an affiliate that so proceeds shall forthwith give notice to Administrative Agent of any action taken by such Bank or affiliate pursuant to this Section 9.2.

     9.3  Rights Cumulative.  The rights of Administrative Agent and the
          -----------------
Banks provided for herein are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity.

                                  SECTION 10
                                   THE BANKS

     10.1 Administration of Loan.  The general administration of the Loans
          ----------------------
shall be by Administrative Agent and shall be governed by the provisions set forth in Exhibit C attached hereto and incorporated herein by reference.

     10.2 Representations By Banks.  Each Bank hereby represents that it will
          ------------------------
make each Loan hereunder in the ordinary course of its business and not with a view to engage in any distribution of any evidence of indebtedness to the public and any participation or disposition of the Master Bid Rate Note shall not, without the consent of Borrower, require Borrower to file a registration statement with the Securities and Exchange Commission or apply to qualify any Master Bid Rate Note under the blue sky law of any state; provided, however, disposition of any evidence of indebtedness held by such Bank shall at all times be within its exclusive control subject only to the provisions of Section 11.11 and Section 10 of Exhibit C.

                                  SECTION 11
                           MISCELLANEOUS PROVISIONS

     11.1  Amendments and Waivers.  No amendment or waiver of any provision of
           ----------------------
this Agreement, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Borrower and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that
                                                       --------  -------
no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Borrower and acknowledged by the Administrative Agent, do any of the following: (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.1); (b) postpone or delay any date fixed by this Agreement for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder; (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder; (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or (e) amend this Section or any provision herein providing for consent or other action by all Banks; provided, further, that no amendment, waiver or consent shall, unless
           --------  -------
in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or rights or privileges thereunder.

     11.2  Notices.  All notices, payments, requests, reports, information,
           -------
demands and other communications which any party hereto may desire, or may be required, to give or make to any other party hereto, shall (unless otherwise permitted as a telephonic notice or request hereunder) be given by mailing the same, postage prepaid, or by telex, or rapifax transmission, or by hand delivery or courier, to each party at its address set forth in Exhibit D attached hereto and incorporated herein by reference, or to such other address as may, from time to time, be specified in writing by Borrower or any Bank. Such communications shall be deemed to have been duly given and received in the case of a telex, when the telex is sent and the appropriate answer-back is received, in the case of mail when sent by pre-paid certified or registered mail correctly addressed to the addressee, in the case of rapifax transmission, when transmission has been sent, in the case of hand delivery or courier, when received. Administrative Agent may rely and act upon any Loan Request made by telex or other telexed, telephonic or facsimile instructions to Administrative Agent by any Person purporting to be an authorized Person of Borrower, and Borrower shall be unconditionally and absolutely estopped from denying the authenticity and validity of any transaction or act made by Administrative Agent or any Bank in reliance thereon.

Each party hereto shall promptly confirm by telex or rapifax any telephone communication made by it to another pursuant to this Agreement but the absence of such confirmation shall not affect the validity of such communication, which shall be effective upon receipt. If there is any conflict between any telephonic communication and a written confirmation, the written communication shall govern; provided, however, that the recipient of such communication shall be
        --------  -------
held harmless by all parties hereto with respect to any action taken in reliance on the telephonic communication prior to the time such recipient receives and has had reasonable time to review the subsequent written confirmation and initiate such corrective action as the recipient deems reasonable under the circumstances.

     11.3  Waiver.  Neither the failure of, nor any delay on the part of, any
           ------
party hereto in exercising any right, power or privilege hereunder, or under any agreement, contract, indenture, document or instrument mentioned herein, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder, or under any agreement, contract, indenture, document or instrument mentioned herein, preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned herein, constitute a waiver of any other right, power, privilege or default or constitute a waiver of any other default of the same or of any other term or provision. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

     11.4  California Law.  The interpretation, enforcement and effect of this
           --------------
Agreement, the Loans and any agreements, contracts, indentures, documents or instruments delivered in accordance herewith, shall be governed and controlled in all respects by and construed according to the substantive laws of the State of California, to the jurisdiction of whose courts the parties hereto hereby agree to submit.

     11.5  Headings.  The headings set forth herein are solely for the purpose
           --------
of identification and shall not be construed as a part of the sections or subsections which they head.

     11.6  Accounting Terms.  All accounting terms not otherwise defined herein
           ----------------
have the meaning assigned to them in accordance with GAAP, provided, however, any act or condition in accordance herewith and permitted hereunder when taken, created or occurring, shall not become a violation of any section of this Agreement as a result of a subsequent change in GAAP.

     11.7  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts and by the different parties hereto on separate counterparts, and all of said counterparts taken together shall constitute one and the same instrument.

     11.8  Written Disclosure.  Wherever written disclosure by Borrower to Banks
           ------------------
is required or permitted by this Agreement, written disclosure to Administrative Agent by Borrower shall constitute such disclosure.

     11.9  Singular; Plural.  Whenever used herein, the singular number shall
           ----------------
include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

     11.10 Illegality.  The illegality or unenforceability of any provision of
           ----------
this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     11.11 Assignments.  This Agreement shall bind and inure to the benefit of
           -----------
the parties hereto and their respective successors and assigns. No party hereto may assign or transfer all or any part of its rights and obligations hereunder, except that:

     (a) Any Bank may, with the prior written consent of Borrower at all times other than during the existence of an Event of Default, and the Administrative Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of Borrower or the Administrative Agent shall be required in connection with any assignment and delegation by Bank to an Approved Bank Affiliate of such Bank or another Bank) (each an "Assignee"), all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder; provided, however, that any assignment to an Eligible Assignee which is not a Bank or an Approved Bank Affiliate shall be of all, but not less than all, of the Loans, the Commitment and the other rights and obligations of such Bank hereunder; provided, further, that upon any such assignment hereunder, such Bank shall concurrently assign to the same Assignee a ratable portion of its loans, commitments and other rights and obligations under the Revolving Credit Agreement (364-Day Facility) dated as of even date herewith, among Borrower, the banks parties thereto, Bank of America National Trust and Savings Association, as administrative agent, Morgan Guaranty Trust Company of New York, as syndication agent and Citicorp USA, Inc. and The Chase Manhattan Bank as documentation agents. Upon execution of a written agreement in form satisfactory to Administrative Agent by such Eligible Assignee in which it agrees to abide by all of the terms, conditions and obligations applicable to a Bank herein and to have a Commitment as specified in such agreement, such Eligible Assignee shall be deemed a Bank hereunder to the same extent as if it were a signatory hereto and, thereafter, such Eligible Assignee shall for all purposes be considered a "Bank" hereunder. Administrative Agent shall be entitled to a $2,500 processing fee, payable by the assignor, with respect to any such assignment by a Bank.

     (b) Subject to Section 11.16, Borrower authorizes each Bank and the Arranger to disclose to any prospective assignee and assignee any and all information in such Bank's or the Arranger's possession concerning Borrower, this Agreement and any collateral.

     11.12 Obligations Several.  The obligations of each Bank under this
           -------------------
Agreement are several. Neither Administrative Agent nor any Bank shall be liable for the failure of any other Bank to perform its obligations under this Agreement.

     11.13 Participations.  Any Bank may at any time sell, or grant
           --------------
participations in all or part of its Commitment or any Loan or Loans made to Borrower under this Agreement to any other Person, other than an individual, (a "Participant"); provided, however, no Bank may be relieved of its obligations under this Agreement except with the consent of Borrower and Administrative Agent. Any such sale or grant of a participation is subject to the following conditions:

     (a) Administrative Agent and Borrower may, for all purposes of this Agreement, deem and treat a Bank party to this Agreement as the owner of such Bank's Loans hereunder for all purposes hereof until a written notice of the sale or participation shall have been received by Administrative Agent, together with Borrower's consent to treat such Participant as owner of such Loan.

     (b) Subject to Section 11.16, Borrower authorizes each Bank and the Administrative Agent to disclose to any prospective Participant and to any Participant any and all information in such Bank's or the Administrative Agent's possession concerning Borrower, this Agreement and any collateral.

     (c) Any agreement pursuant to which a Bank grants a participation in its rights with respect to any Loan or Loans shall provide that, with respect to any such Loan or Loans, such Bank shall retain the sole right and responsibility to exercise the rights of a Bank under this Agreement including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement and the right to take action to declare any amount due and payable pursuant to Section 9; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such modification, amendment or waiver would (i) increase the amount of the Total Commitment or change the Commitment of such Bank, (ii) reduce interest, principal or fees owing to such Bank hereunder, (iii) extend the fixed date on which any sum is due hereunder, or (iv) release or subordinate any collateral.

     (d) Except as provided in this Section 11.13, no recipient of a participation in a Loan or Loans of any Bank shall have any rights under this Agreement other than to receive payment of principal of, and interest on the Loans and of such other amounts as Banks are entitled to receive pursuant to Sections 3.1, 3.2, 3.3, and 3.4 of this Agreement; provided, however such recipients shall be entitled to receive pursuant to Sections 3.1, 3.2 and 3.3 only the lesser of (i) the amount that the Bank from which the recipient received its participation would have received had such Bank not transferred an interest in its Loans to such recipient and (ii) the additional costs actually incurred by such recipient; and any demand by a Participant for payment hereunder shall certify that the amount demanded does not exceed the amount Participant is entitled to receive under this subsection (d).

     (e) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     11.14  Fees and Expenses.  Borrower agrees to pay on demand (a) to
            -----------------
Administrative Agent all reasonable costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by Administrative Agent in connection with the preparation and administration of this Agreement and any documents including any amendments, waivers, or other modifications and (b) all reasonable costs, expenses and attorneys' fees (including allocated costs for in-house legal services) incurred by Administrative Agent and Banks in connection with the enforcement of this Agreement and any instrument or agreement required hereunder and in connection with any refinancing or restructuring of the Loans in the nature of a "work-out";

provided, however that, in addition to costs of Administrative Agent's in-house counsel, Borrower shall be obligated to pay for the costs of no more than one counsel for Administrative Agent and all Banks (without prejudice to any Bank's right to engage additional counsel at its own cost and expense) unless any Bank shall in good faith reasonably determine that there is a conflict of interest that causes it to be reasonably necessary for such Bank to be represented by separate counsel.

     11.15  Indemnity.  Borrower agrees to indemnify the Administrative Agent,
            ---------
the Arranger the Syndication Agent, the Documentation Agents, each Bank and their respective directors, officers, agents and employees (collectively, the "Indemnitees") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them arising out of or by reason of any investigation by governmental or judicial authorities or being made a party to any litigation or other similar proceeding related to any use made or proposed to be made by Borrower of the proceeds of any Loan for the acquisition of any other Person including, without limitation, the reasonable fees and disbursements of counsel (including allocated costs for in-house legal services) incurred in connection with any such investigation, litigation or other proceeding; provided, however, that Borrower shall have no
                                --------  -------
obligation to indemnify or pay for the costs and expenses of more than one counsel for the Indemnitees, unless any Indemnitee shall in good faith reasonably determine that there is a conflict of interest that causes it to be reasonably necessary for any Indemnitees to be represented by other counsel. Counsel chosen to represent the any Indemnitee pursuant to the previous sentence shall be reasonably satisfactory to Borrower. The obligations of Borrower under this Section shall survive the termination of this Agreement.

     11.16  Confidentiality. In consideration of Borrower furnishing
            ---------------
Confidential Information(as defined below) to the Banks, the Arranger, the Administrative Agent, the Syndication Agent and the Documentation Agents, (collectively, the "Recipients") and their respective directors, officers and employees (collectively, the "Representatives"), each Recipient agrees for itself that:

     (a) Such Recipient shall keep the Confidential Information confidential and shall not, without Borrower's prior written consent, disclose it in any manner whatsoever, in whole or in part, and shall not use the Confidential Information other than in connection with this Agreement. Each Recipient agrees to reveal the Confidential Information only to its Representatives, bank affiliates, auditors, counsel and other advisors, representatives or agents who need to know the Confidential Information for the purpose of this Agreement, who are informed by such Recipient of the confidential nature of the Confidential Information and who shall agree to act in accordance with the terms and conditions of this section. Each Recipient shall be responsible for any breach of this Section by its Representatives.

     (b) Without Borrower's prior written consent, no Recipient shall disclose to any Person the fact that the Confidential Information has been made available, that such Recipient is entering into this Agreement, or any other facts with respect to this Agreement.

     (c) All copies of the Confidential Information shall be returned to Borrower immediately upon its request, except for that portion of the information which consists of analyses, compilations, forecasts, studies or other documents prepared by a Recipient or its

Representatives based on Confidential Information, which portion shall, upon Borrower's election, be destroyed (as evidenced by a certificate of destruction signed by a duly authorized offer of such Recipient) or held by such Recipient and kept confidential and subject to the terms of this section. Any oral Confidential Information shall continue to be subject to the terms of this Section.

     (d) Confidential Information shall not include such portions of the information furnished to a Recipient which (i) are or become generally available to the public other than as a result of a disclosure by such Recipient or its Representatives in violation of this Agreement, (ii) become available to such Recipient on a non-confidential basis from a source (other than Borrower or its Representatives) which is not known by such Recipient to be prohibited from disclosing such information to such Recipient, or (iii) were in such Recipient's possession prior to being furnished to such Recipient or its Representatives provided that the source of such information was not known by such Recipient to be prohibited from disclosing the information to such Recipient.

     (e) Except as otherwise expressly set forth in this Agreement, each Recipient acknowledges that neither Borrower nor any of its Representatives makes any express or implied representation or warranty as to the accuracy or completeness of the information furnished to such Recipient, and that neither Borrower nor any of its Representatives shall have any liability resulting from the use of the information furnished to any Recipient, errors therein or omissions therefrom.

     (f) In the event any Recipient or any person to whom it transmits the Confidential Information pursuant to this Agreement becomes legally compelled to disclose any of the information, such Recipient shall, to the extent permitted by law, provide Borrower with prompt written notice thereof so that the Borrower may seek a protective order or other appropriate remedy and/or waiver such Recipient's compliance with the provisions of this section. In the event that such protective order or other remedy is not obtained, or that Borrower waives any Recipient's compliance with the provisions of this section, such Recipient may furnish only that portion of the Confidential Information which it is advised by written opinion of counsel that the disclosure thereof is legally required, and shall exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

     (g) Notwithstanding the foregoing, a Recipient may (i) disclose any Confidential Information to bank examiners; (ii) use any Confidential Information in connection with the management, supervision and enforcement of this Agreement, including the enforcement of such Recipient's rights under any agreement executed in connection therewith; (iii) disclose any Confidential Information in connection with any litigation or dispute involving any such Person or the Borrower and related to this Agreement or to any use of proceeds of the Loans; (iv) disclose any Confidential Information to other Recipients; and (v) disclose Confidential Information to prospective assignees and Participants and assignees and Participants pursuant to Sections 3.8, 11.11(b) and 11.13(b); provided, further, that in each of the foregoing cases, such Person shall use its best efforts to ensure that any such disclosure will be made under procedures reasonably calculated to maintain the confidentiality of such Confidential Information.

     For purposes of this Section, "Confidential Information" means information relating to the business, operation or technology of Borrower or its affiliates which Borrower has furnished to the Banks, the Arranger, the Administrative Agent, the Syndication Agent, the Documentation Agents or their Representatives which is either non-public, confidential or proprietary in nature, together with copies and other reproductions thereof, and analyses, compilations, forecasts, studies or other documents prepared by any Banks or its Representatives which contain or otherwise reflect such information.

     This section shall survive termination of the Agreement.

     11.17  Termination of Existing Agreements.  The parties hereto agree that,
            ----------------------------------
effective as of the Effective Date, the Existing Agreements, and the commitments thereunder, are terminated and no party has any outstanding obligations thereunder.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto in Los Angeles, California as of the date first hereinabove written.


                         HUGHES NETWORK SYSTEMS, INC.
                         (to be renamed HUGHES
                         ELECTRONICS CORPORATION)

                         By:___________________________

                         Title:________________________

                         BANK OF AMERICA NATIONAL
                         TRUST AND SAVINGS ASSOCIATION,
                         as Administrative Agent
                         By:___________________________
                                 Janice Hammond
                                 Vice President

                         MORGAN GUARANTY TRUST
                         COMPANY OF NEW YORK, as
                         Syndication Agent and a Bank

                         By: ___________________________

                         Name: _________________________

                         Title: ________________________

                         CITICORP USA, INC., as Documentation
                         Agent and a Bank

                         By: ___________________________

                         Name: _________________________

                         Title: ________________________

                         THE CHASE MANHATTAN BANK, as
                         Documentation Agent and a Bank

                         By: ___________________________

                         Name: _________________________

                         Title: ________________________

                         BANK OF AMERICA NATIONAL
                         TRUST AND SAVINGS ASSOCIATION,
                         as a Bank

                         By:___________________________
                                  Dianne Allen
                                 Vice President

                         BANKERS TRUST COMPANY

                         By: __________________________

                         Name: ________________________

                         Title: _______________________

                         CREDIT SUISSE FIRST BOSTON

                         By: __________________________

                         Name: ________________________

                         Title: _______________________


                         By: __________________________

                         Name: ________________________

                         Title: _______________________

                         THE LONG-TERM CREDIT BANK OF
                         JAPAN, LTD., LOS ANGELES AGENCY

                         By: ___________________________

                         Name: _________________________

                         Title: ________________________

                         THE MITSUBISHI TRUST & BANKING
                         CORPORATION, NEW YORK BRANCH

                         By: ___________________________

                         Name: _________________________

                         Title: ________________________

                         NATIONSBANK OF TEXAS, N.A.

                         By: ____________________________

                         Name: __________________________

                         Title: _________________________

                         TORONTO-DOMINION (TEXAS), INC.

                         By: ___________________________

                         Name: _________________________

                         Title: ________________________

                         BANCA DI ROMA - SAN FRANCISCO
                         BRANCH

                         By: ___________________________

                         Name: _________________________

                         Title: ________________________


                         By: ___________________________

                         Name: _________________________

                         Title: ________________________

                         THE BANK OF NEW YORK

                         By: ___________________________

                         Name: _________________________

                         Title: ________________________

                         CIBC INC.

                         By: ___________________________

                         Name: _________________________

                         Title: ________________________

                         CREDIT LYONNAIS NEW YORK
                         BRANCH

                         By: ___________________________

                         Name: _________________________

                         Title: ________________________

                         DEUTSCHE BANK AG NEW YORK
                         AND/OR CAYMAN ISLANDS
                         BRANCHES

                         By: ___________________________

                         Name: _________________________

                         Title: ________________________


                         By: ___________________________

                         Name: _________________________

                         Title: ________________________

                         THE FIRST NATIONAL BANK OF
                         CHICAGO

                         By: ___________________________

                         Name: _________________________

                         Title: ________________________

                         FIRST NATIONAL BANK OF
                         MARYLAND

                         By: ___________________________

                         Name: _________________________

                         Title: ________________________

                         THE FUJI BANK, LIMITED
                         LOS ANGELES AGENCY

                         By: ___________________________

                         Name: _________________________

                         Title: ________________________

                         THE INDUSTRIAL BANK OF JAPAN,
                         LIMITED LOS ANGELES AGENCY

                         By: ___________________________

                         Name: _________________________

                         Title: ________________________

                         ISTITUTO BANCARIO SAN PAOLO DI
                         TORINO SpA

                         By: ___________________________

                         Name: _________________________

                         Title: ________________________


                         By: ___________________________

                         Name: _________________________

                         Title: ________________________

                         UNION BANK OF CALIFORNIA, N.A.

                         By: ___________________________

                         Name: _________________________

                         Title: ________________________

                                  SCHEDULE 1
                             BANKS AND COMMITMENTS


Bank                                 Commitment   Normal Percentage
----                                 ----------   -----------------
Bank of America National             59,062,500                       7.8750%
Trust and Savings Association

The Chase Manhattan Bank             59,062,500                       7.8750%

Citicorp USA                         59,062,500                       7.8750%

Morgan Guaranty Trust Company        59,062,500                       7.8750%
of New York

Bankers Trust Company                37,500,000                       5.0000%

Credit Suisse First Boston           37,500,000                       5.0000%

The Long-Term Credit Bank of         37,500,000                       5.0000%
Japan, Ltd., Los Angeles
Agency

The Mitsubishi Trust and             37,500,000                       5.0000%
Banking Corporation, New
York Branch

NationsBank of Texas, N.A.           37,500,000                       5.0000%

The Toronto-Dominion Bank            37,500,000                       5.0000%

Banca di Roma - San Francisco        26,250,000                       3.5000%
Branch

The Bank of New York                 26,250,000                       3.5000%

CIBC Inc.                            26,250,000                       3.5000%

Credit Lyonnais New York             26,250,000                       3.5000%
Branch

Deutsche Bank AG New York            26,250,000                       3.5000%
and/or Cayman Island Branches

The First National Bank of           26,250,000                       3.5000%
Chicago

First National Bank of               26,250,000                       3.5000%
Maryland

The Fuji Bank, Limited, Los          26,250,000                       3.5000%
Angeles Agency

The Industrial Bank of Japan,        26,250,000                       3.5000%
Limited, Los Angeles Agency

Istituto Bancario San Paolo          26,250,000                       3.5000%
di Torino SpA

Union Bank of California             26,250,000                       3.5000%

Total                              $750,000,000                     100.0000%

                                  EXHIBIT A-1
                                 LOAN REQUEST


TO:         Bank of America National Trust and
            Savings Association, as Administrative
            Agent for Banks

FROM:       Hughes Electronics Corporation

DATE:

RE:         Hughes Electronics Corporation -
            Revolving Credit Agreement (Multi-Year Facility)


Gentlemen:

       1. We refer to the Revolving Credit Agreement (Multi-Year Facility) dated as of December 5, 1997 and made among Hughes Electronics Corporation, the banks parties thereto ("Banks"), Bank of America National Trust and Savings Association, as administrative agent for the Banks (in such capacity "Administrative Agent"), Morgan Guaranty Trust Company of New York, as Syndication Agent and Citicorp USA, Inc. and The Chase Manhattan Bank as Documentation Agents (the "Agreement"). Terms defined in the Agreement shall have the same meaning herein.

       2. We hereby request that a [Base Rate Loan] [Eurodollar Loan] is made to us as follows:

            (i)   Principal Amount:

            (ii)  Borrowing Date:

            (iii) Interest Period (if a Eurodollar Loan):

       3. For the purposes of inducing the Banks to make the Loan requested herein, we confirm that, pursuant to Section 5.2 of the Agreement, as of the date hereof:

            (i) to the best of the knowledge of the undersigned, the representations and warranties set out in Section 6 of the Agreement (with the exception of Section 6.6) are true and correct in all material respects;

            (ii)  the most current financial statements delivered pursuant to
                  Section 7.5 of the Agreement present fairly the financial position and results of operation

                                     A-1-1
                  and changes in financial position of Borrower and its consolidated Subsidiaries as at the end of, and for the fiscal period to which such statements relate as of the date thereof (subject, in the case of unaudited financial statements, to year end adjustments); and

            (iii) to the best of the knowledge of the undersigned, no Event of
                  Default or Unmatured Event of Default has occurred and is continuing.


                                             HUGHES ELECTRONICS CORPORATION

                                             By:__________________________

                                             Title:_______________________

                                     A-1-2

                                  EXHIBIT A-2
                         LOAN REQUEST - BID RATE LOANS


TO:       Bank of America National Trust and
          Savings Association, as Administrative
          Agent for Banks

FROM:     Hughes Electronics Corporation

DATE:

RE:       Hughes Electronics Corporation -
          Revolving Credit Agreement (Multi-Year Facility)


Gentlemen:

     1. We refer to the Revolving Credit Agreement (Multi-Year Facility) dated as of December 5, 1997 and made among Hughes Electronics Corporation, the banks parties thereto ("Banks"), Bank of America National Trust and Savings Association, as administrative agent for the Banks (in such capacity "Administrative Agent"), Morgan Guaranty Trust Company of New York, as Syndication Agent and Citicorp USA, Inc. and The Chase Manhattan Bank as Documentation Agents (the "Agreement"). Terms defined in the Agreement shall have the same meaning herein.

     2. We hereby give you notice pursuant to Section 2.4 of the Revolving Credit Agreement that we request offers for the following proposed Bid Rate
Loans:

          (i)   Borrowing Date:

          (ii)  Principal Amount:

          (iii) Interest Period(s):

     Each Bid Rate Loan offer should specify an amount, the Interest Period and the Bid Rate upon which each Bank desires to advance a Bid Rate Loan.

     3. For the purposes of inducing the Banks to make the Loan requested herein, we confirm that, pursuant to Section 5.2 of the Agreement, as of the date hereof:

          (i) to the best of the knowledge of the undersigned, the representations and warranties set out in Section 6 of the Agreement (with the exception of Section 6.6) are true and correct in all material respects;

          (ii)  the most current financial statements delivered pursuant to
                Section 7.5 of the Agreement present fairly the financial position and results of operation and changes in financial position of Borrower and its consolidated Subsidiaries as at the end of, and for the fiscal period to which such statements relate as of the date thereof (subject, in the case of unaudited financial statements, to year end adjustments); and

          (iii) to the best of the knowledge of the undersigned, no Event of Default or Unmatured Event of Default has occurred and is continuing.


                                        HUGHES ELECTRONICS CORPORATION

                                        By: _________________________

                                        Title: ______________________

                                     A-2-2

                                   EXHIBIT B

                             MASTER BID RATE NOTE


Los Angeles, California                                         December 5, 1997


     HUGHES ELECTRONICS CORPORATION, a Delaware corporation (formerly named Hughes Network Systems, Inc.) (the "Borrower"), for value received, hereby promises to pay to the order of _____________________ (the "Bank"), at Agency Administrative Services #5693 of Bank of America National Trust and Savings Association, as Administrative Agent, for the account of Bank, 1850 Gateway Blvd., Concord, California 94520, on the dates specified in the Credit Agreement (as herein defined), in lawful money of the United States, the total unpaid principal amount of all Bid Rate Loans made by Bank to Borrower from the date of this Note through the Termination Date pursuant to the Credit Agreement. This Note shall bear interest as set forth in the Credit Agreement for Bid Rate Loans. Interest payable under this Note shall be payable at the times specified in the Credit Agreement. No Loan shall be made under this Note if, as a result of such Loan, the total aggregate principal amount of Loans outstanding under the Credit Agreement exceeds the Total Commitment.

     This Note is one of the Master Bid Rate Notes referred to in the Revolving Credit Agreement (Multi-Year Facility) dated as of December 5, 1997 (as in effect from time to time, the "Credit Agreement"), among Borrower, the banks parties thereto ("Banks"), Bank of America National Trust and Savings Association, as administrative agent for the Banks (in such capacity "Administrative Agent"), Morgan Guaranty Trust Company of New York, as Syndication Agent and Citicorp USA, Inc. and The Chase Manhattan Bank as Documentation Agents, and is subject to prepayment in whole or in part and its maturity is subject to acceleration upon the terms provided in the Credit Agreement.

     This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

     All Bid Rate Loans made by Bank to Borrower pursuant to the Credit Agreement and all payments of principal thereof may be indicated by Bank upon the grid attached hereto which is a part of this Note. Such notations shall be presumptively correct as to the aggregate unpaid principal amount of all Bid Rate Loans made by Bank pursuant to the Credit Agreement.

                                        HUGHES ELECTRONICS CORPORATION

                                        By: _________________________

                                        Title: ______________________

                    Bid Rate Loans and Payments of Principal

_______________________________________________________________________________________________________
                                                                      Unpaid
           Amount of     Interest     Interest    Amount of           Principal      Name of Person
Date       Loan          Period       Rate        Principal Paid      Balance        Marking Notation
_______________________________________________________________________________________________________
_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

_______________________________________________________________________________________________________

                                   EXHIBIT C
                     RELATIONS AMONG THE BANKS AND AGENTS


     1.   Administration of the Credit. Payment of interest and principal on the
          ----------------------------
Loans and the facility fee and all other amounts payable by Borrower hereunder shall be made by Borrower in immediately available funds, directly to each Bank in the case of amounts payable under Sections 3.1, 3.2 and 3.3 and, in all other cases, to Administrative Agent, and Administrative Agent shall promptly distribute to the other Banks in immediately available funds their shares of principal, interest and fees and to each Bank as provided herein such other amounts as paid by Borrower.

     2.   Pro Rata Distribution.  All facility fees will be divided among the
          ---------------------
Banks in accordance with their Normal Percentage, and interest and principal payments on each Loan will be divided pro rata among Banks in accordance with their percentage interest in the Loan.

     3.   Right of Setoff. Any Bank which shall receive payment of or on account
          ---------------
of all or part of its share of the Loans through the exercise of any right of setoff, counterclaim, or banker's lien, or otherwise in a greater proportion than the proportionate amount of principal and interest due it under this Agreement immediately prior to such payment shall purchase a ratable proportion of the portions of the Loan held by the other Banks so that all recoveries of principal and interest shall be shared by the Banks in accordance with their pro rata interests in the Loans outstanding hereunder. If all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Any sum received by Bank through exercise of the right of setoff, counterclaim, or banker's lien shall be deemed to be first applied to such Bank's portion of the indebtedness under this Agreement, second as herein above provided and any balance remaining thereafter shall be deemed applied to any other indebtedness of Borrower to such Bank.

     4.   Notice of Event of Default.  Upon receipt by Administrative Agent from
          --------------------------
Borrower of any communication calling for an action on the part of Banks, or upon notice to Administrative Agent of an Unmatured Event of Default or an Event of Default, it will in turn promptly inform the other Banks in writing of the nature of such communication or of the Unmatured Event of Default or Event of Default, as the case may be.

     5.   Actions by Administrative Agent.  Upon any occasion requiring or
          -------------------------------
permitting an approval, consent, election or other action on the part of Banks, action shall be taken by Administrative Agent for and on behalf or for the benefit of all Banks upon the direction of the required number of Banks and the Administrative Agent, if applicable, as set forth in Section 11.1 of the Agreement.

     6.   Several Liability of Banks.  The obligation of each Bank hereunder is
          --------------------------
several, and the failure of one Bank to perform hereunder shall in no way relieve the other Banks from performance.

     7.   Liability of Administrative Agent.  Administrative Agent shall not be
          ---------------------------------
liable or answerable for anything whatsoever in connection with this Agreement except for its willful misconduct or gross negligence, and Administrative Agent shall have no duties or obligations other than as provided herein. Administrative Agent shall be entitled to rely on any opinion of counsel (including counsel for Borrower) in relation to this Agreement, and upon statements and communications received from Borrower, or from any other person, believed by it to be authentic, and shall not be liable for any action taken or omitted in good faith on such reliance.

     8.   Indemnification of Administrative Agent. Each Bank agrees to indemnify
          ---------------------------------------
Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), ratably according to its Normal Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by Administrative Agent under this Agreement except for Administrative Agent's gross negligence or willful misconduct. The obligations of the Banks under this Section 8 shall survive termination of the Agreement.

     9.   Rights of Administrative Agent as Bank. With respect to its obligation
          --------------------------------------
to lend under this Agreement and the Loans made by it, Bank of America shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not Administrative Agent; and the term "Banks" shall include Bank of America in its individual capacity. Bank of America may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Borrower as if it were not Administrative Agent.

     10.  Assignment by Bank of its Obligations.  Administrative Agent may deem
          --------------------------------------
and treat a Bank party to this Agreement as the owner of such Bank's portion of the Loans for all purposes hereof unless and until a written notice of the assignment or transfer of such Bank's obligations otherwise permitted under the Agreement executed by such Bank shall have been received by Administrative Agent, together with Borrower's consent to such assignment or transfer and such other documentation from such Bank and its assignee or transferee as Administrative Agent may reasonably request.

     11.  Representations by Banks.  Neither Administrative Agent nor any Bank
          ------------------------
has made or makes to any other Bank any representation, and neither Administrative Agent nor any Bank assumes any responsibility, in respect to the execution, construction or enforcement of this Agreement or any other instrument or agreement executed by Borrower or by any other person or entity.

     12.  Independent Investigation by Banks.  Each Bank has made and shall
          ----------------------------------
continue to make its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Loans and has made and covenants that it shall continue to make its own appraisal of the creditworthiness of Borrower. Each Bank agrees Administrative Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to Borrower, whether coming into its possession before the making of the Loans or at any time or times thereafter except as expressly provided in this Agreement.

     13.  Successor Administrative Agent.  Administrative Agent shall have the
          ------------------------------
right, at any time, to resign as Administrative Agent for the Banks hereunder. Such resignation shall not be effective until a successor Administrative Agent chosen by Majority Banks, and accepted by Borrower, shall accept appointment as Administrative Agent for the Banks hereunder. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment, within 30 days after the retiring Administrative Agent has given notice of resignation, the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent reasonably acceptable to Borrower, which successor Administrative Agent shall be a commercial bank organized under the laws of the United States of America or a State thereof having a combined capital and surplus of at least $100,000,000. Upon the acceptance by the successor Administrative Agent of its appointment hereunder, the successor Administrative Agent shall succeed to and become vested with all the rights and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its obligations under this Agreement. The provisions of this Article shall inure to the benefit of the retiring Administrative Agent as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Exhibit C and Section 11.14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     14.  Syndication Agent; Documentation Agents.  None of the Banks identified
          ---------------------------------------
on the facing page or signature pages of this Agreement as Syndication Agent or Documentation Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   EXHIBIT D
              LENDING OFFICES OF BANKS AND ADDRESSES FOR NOTICES

     BORROWER

     7200 Hughes Terrace, Mail Station A-135, Building C-1
     P.O. Box 45066
     Los Angeles, Ca. 90045-0066

     BANK OF AMERICA NATIONAL TRUST
     AND SAVINGS ASSOCIATION, AS ADMINISTRATIVE AGENT

     Bank of America National Trust
     and Savings Association
     555 South Flower Street, 11th Floor
     Los Angeles, California 90071
     Attention:  Gina Meador
                 Vice President
                 Agency Management-Los Angeles #20529
                 Telephone: (213) 228-5245
                 Facsimile: (213) 228-2299

     Administrative Agent's Payment Office:
     --------------------------------------

     Bank of America National Trust
     and Savings Association
     1850 Gateway Boulevard, Fifth Floor
     Concord, California 94520
     Attention:  Glenis Croucher
                 Sr. Agency Administrative Officer
                 Agency Administrative Services #5596
                 Telephone:  (510) 675-8447
                 Facsimile:  (510) 675-8500

     BANK OF AMERICA NATIONAL TRUST
     AND SAVINGS ASSOCIATION, AS A BANK

     Domestic and Offshore Lending Office:
     -------------------------------------

     Bank of America National Trust
     and Savings Association
     GPO-Domestic Account Administration #5693
     1850 Gateway Blvd., 3rd Floor
     Concord, CA 95420
     Attention:  Donna Cowan
                 Sr. Account Administrator
                 Telephone:  (510) 675-7502
                 Facsimile:  (510) 675-7531

     Notices (other than Borrowing notices and Notices of Conversion/ Continuation) :
     ----------------------------------------------------------------

     Bank of America National Trust
     and Savings Association
     555 South Flower Street, 11th Floor
     Los Angeles, California 90071
     Attention:  Dianne Allen
                 Vice President
                 Credit Products #5618
                 Telephone:  (213) 228-2435
                 Facsimile:  (213) 623-1959


     MORGAN GUARANTY TRUST COMPANY
      OF NEW YORK

     Domestic and Offshore Lending Office:
     -------------------------------------
     Morgan Guaranty Trust Company
      of New York
     c/o J.P. Morgan Services Inc.
     500 Stanton Christiana Road
     Newark, DE 19713
     Attention:  Jeannie Mattson
                 Associate
                 Telephone:  (302) 634-1852
                 Facsimile:  (302) 634-1938

     Notices for all Libor, CD, Base Rate Borrowings and or Repayments:
     ------------------------------------------------------------------
     Morgan Guaranty Trust Company of New York
     c/o J.P. Morgan Services Inc.
     500 Stanton Christiana Road
     Newark, DE 19713
     Attention:  Thomas Lazlo
                 Telephone:  (302) 634-1852
                 Facsimile:  (302) 634-1893

     Notices (other than Borrowing notices and Notices of Conversion/ Continuation):
     ----------------------------------------------------------------

     Morgan Guaranty Trust Company of New York
     60 Wall Street, 22nd Floor
     New York, NY 10260-0060
     Attention:  Robert Osieski
                 Vice President
                 Telephone:  (212) 648-5018
                 Facsimile:  (212) 648-7173

     THE CHASE MANHATTAN BANK

     Domestic and Offshore Lending Office:
     -------------------------------------
     The Chase Manhattan Bank
     270 Park Avenue
     New York, New York 10017
     Attention:  Lenora Kiernan
                 Telephone:  (212) 552-7309
                 Facsimile:  (212) 552-5650

     Notices (other than Borrowing notices and Notices of Conversion/ Continuation) :
     ----------------------------------------------------------------
     The Chase Manhattan Bank
     270 Park Avenue
     New York, New York 10017
     Attention:  Richard C. Smith
                 Vice President
                 Telephone:  (212) 270-5435
                 Facsimile:  (213) 270-5100

     THE LONG-TERM CREDIT BANK OF JAPAN,
     LTD., LOS ANGELES AGENCY

     Domestic and Offshore Lending Office:
     -------------------------------------
     The Long-Term Credit Bank of Japan, Ltd.,
     Los Angeles Agency
     350 South Grand Avenue, Suite 3000
     Los Angeles, CA 90071
     Attention:  Mitchell Davis
                 Telephone:  (213) 689-6238
                 Facsimile:  (213) 626-1067

     Notices (other than Borrowing notices and Notices of Conversion/ Continuation) :
     ----------------------------------------------------------------
     The Long-Term Credit Bank of Japan, Ltd.,
     Los Angeles Agency
     350 South Grand Avenue, Suite 3000
     Los Angeles, California 90071
     Attention:  Tamotsju Ukai
                 Vice President
                 Telephone:  (213) 381-6345
                 Facsimile:  (213) 626-1067

     THE MITSUBISHI TRUST AND BANKING
      CORPORATION, NEW YORK BRANCH

     Domestic and Offshore Lending Office:
     -------------------------------------
     The Mitsubishi Trust and Banking
      Corporation, New York Branch
     520 Madison Avenue
     New York, New York 10022
     Attention:  Ming Hwa Chou
                 Telephone:  (212) 891-8263
                 Facsimile:  (212) 755-2349

     Notices (other than Borrowing notices and Notices of Conversion/ Continuation) :
     ----------------------------------------------------------------
     The Mitsubishi Trust and Banking
      Corporation, New York Branch
     520 Madison Avenue
     New York, New York 10022
     Attention:  Scott J. Paige
                 Special Finance
                 Telephone:  (212) 891-8216
                 Facsimile:  (212) 644-6825

     THE TORONTO-DOMINION BANK

     Domestic and Eurodollar Lending Office:
     ---------------------------------------
     The Toronto-Dominion Bank
     909 Fanin, Suite 1700
     Houston, Texas 77010
     Attention:  Jorge A. Garcia
                 Manager - Credit Administration
                 Telephone:  (713) 653-8242
                 Facsimile:  (713) 951-9921

     Full Money Market Lending Office:
     ---------------------------------
     The Toronto-Dominion Bank
     31 West 52nd Street, 21st Floor
     New York, New York 10019-6101
     Attention:  Senior Dealer
                 Telephone:  (212) 468-0400
                 Facsimile:  (212) 974-5283

     Notices (other than Borrowing notices and Notices of Conversion/ Continuation) :
     ----------------------------------------------------------------
     The Toronto-Dominion Bank
     31 West 52nd Street, 21st Floor
     New York, New York 10019-6101
     Attention:  Michael Bandziere
                 Telephone:  (212) 468-0713
                 Facsimile:  (212) 262-1928

     CREDIT LYONNAIS NEW YORK BRANCH

     Domestic and Offshore Lending Office:
     -------------------------------------
     Credit Lyonnais New York Branch
     1301 Avenue of the Americas
     New York, New York 10019
     Attention:  Deborah Sachs
                 Telephone:  (212) 261-7837
                 Facsimile:  (212) 261-3318

     Notices (other than Borrowing notices and Notices of Conversion/ Continuation) :
     ----------------------------------------------------------------
     Credit Lyonnais New York Branch
     1301 Avenue of the Americas
     New York, New York 10019
     Attention:  Mark Campellare
                 Telephone:  (212) 261-7306
                 Facsimile:  (212) 261-3288

     DEUTSCHE BANK AG
     NEW YORK AND/OR CAYMAN ISLANDS BRANCH

     Domestic and Offshore Lending Office:
     -------------------------------------
     Deutsche Bank AG
     New York and/or Cayman Islands Branch
     31 West 52nd Street
     New York, New York 10019
     Attention:  Noble Samuel/Cheryl H. Manbelbaum
                 Telephone:  (212) 469-4091
                 Facsimile:  (212) 469-4139

     Notices (other than Borrowing notices and Notices of Conversion/ Continuation) :
     ----------------------------------------------------------------
     Deutsche Bank AG
     New York and/or Cayman Islands Branch
     31 West 52nd Street
     New York, New York 10019
     Attention:  Robert M. Wood, Jr.
                 Director
                 Telephone:  (212) 469-7839
                 Facsimile:  (212) 469-8212

     THE FIRST NATIONAL BANK OF CHICAGO

     Domestic and Offshore Lending Office:
     -------------------------------------
     The First National Bank of Chicago
     One First National Plaza
     Chicago, Illinois 60670
     Attention:  Sharon Bosch
                 Telephone:  (312) 732-7112
                 Facsimile:  (312) 732-4840

     Notices (other than Borrowing notices and Notices of Conversion/ Continuation) :
     ----------------------------------------------------------------
     The First National Bank of Chicago
     777 S. Figueroa Street, 4th Floor
     Los Angeles, California 90017
     Attention:  Stewart Klein
                 Telephone:  (213) 683-4950
                 Facsimile:  (213) 683-4999
     with a copy to:
     --------------

     The First National Bank of Chicago
     777 S. Figueroa Street, 4th Floor
     Los Angeles, California 90017
     Attention:  Mark A. Isley
                 First Vice President
                 Telephone:  (213) 683-4964
                 Facsimile:  (213) 683-4999

     FIRST NATIONAL BANK OF MARYLAND

     Domestic and Offshore Lending Office:
     -------------------------------------
     First National Bank of Maryland
     25 S. Charles Street, MC101-745
     Baltimore, Maryland 21201
     Attention:  Peg Miedzianowski
                 Telephone:  (410) 244-4839
                 Facsimile:  (410) 244-4239

     Notices (other than Borrowing notices and Notices of Conversion/ Continuation) :
     ----------------------------------------------------------------
     First National Bank of Maryland
     25 S. Charles Street, MC101-745
     Baltimore, Maryland 21201
     Attention: Jennifer Putnam
                Telephone:  (410) 244-4721
                Facsimile:  (410) 244-4239

     THE FUJI BANK LIMITED, LOS ANGELES AGENCY

     Domestic and Offshore Lending Office:
     -------------------------------------
     The Fuji Bank Limited, Los Angeles Agency
     333 South Hope Street, 39th Floor
     Los Angeles, CA 90071
     Attention: Wayne Wong
                Telephone:  (213) 253-4132
                Facsimile:  (213) 253-4178

     Notices (other than Borrowing notices and Notices of Conversion/ Continuation) :
     ----------------------------------------------------------------
     The Fuji Bank Limited, Los Angeles Agency
     333 South Hope Street, 39th Floor
     Los Angeles, California 90071
     Attention:  Yuka Giles
                 Assistant Vice President
                 Telephone:  (213) 253-4162
                 Facsimile:  (213) 253-4178

     THE INDUSTRIAL BANK OF JAPAN, LIMITED
     LOS ANGELES AGENCY

     Domestic and Offshore Lending Office:
     -------------------------------------
     The Industrial Bank of Japan, Limited
     Los Angeles Agency
     350 S. Grand Avenue, Suite 1500
     Los Angeles, CA 90071
     Attention:  Maria Lopez/Lynn Santos
                 Telephone:  (213) 893-6355/(213) 893-6345
                 Facsimile:  (213) 688-7486

     Notices (other than Borrowing notices and Notices of Conversion/ Continuation) :
     ----------------------------------------------------------------
     The Industrial Bank of Japan, Limited
     Los Angeles Agency
     350 S. Grand Avenue, Suite 1500
     Los Angeles, California 90071
     Attention:  J. Blake Seaton
                 Telephone:  (213) 893-6448
                 Facsimile:  (213) 488-9840


     CITICORP USA

     Domestic and Offshore Lending Office:
     -------------------------------------
     Citibank, N.A.
     c/o 2 Pennsway, 2nd Floor
     Newcastle, Delaware 19720
     Attention:  Suzanne Watson
                 Telephone:  (302) 894-6060
                 Facsimile:  (302) 894-6120

     Notices (other than Borrowing notices and Notices of Conversion/ Continuation) :
     ----------------------------------------------------------------
     Citibank, N.A.
     725 S. Figueroa Street, 5th Floor
     Los Angeles, California 90017
     Attention:  Walt Larsen
                 Managing Director
                 Telephone:  (213) 239-1501
                 Facsimile:  (213) 623-3592


     BANCA DI ROMA - SAN FRANCISCO BRANCH

     Domestic and Offshore Lending Office:
     -------------------------------------
     Banca Di Roma - San Francisco Branch
     One Market Street, Steuart Tower, Suite 1000
     San Francisco, California 94105
     Attention:  Francesco Barolo
                 Telephone:  (415) 977-7303
                 Facsimile:  (415) 357-9869

     Notices (other than Borrowing notices and Notices of Conversion/ Continuation) :
     ----------------------------------------------------------------
     Banca Di Roma - San Francisco Branch
     One Market Street, Steuart Tower, Suite 1000
     San Francisco, California 94105
     Attention:  Augusto Bianchi
                 First Vice President
                 Telephone:  (415) 977-7306
                 Facsimile:  (415) 357-9869


     THE BANK OF NEW YORK

     Domestic and Offshore Lending Office:
     -------------------------------------
     The Bank of New York
     One Wall Street, 22nd Floor
     New York, New York 10286
     Attention:  Sandra Morgan/Dawn Hertling
                 Telephone:  (212) 635-6743 or 6742
                 Facsimile:  (212) 635-6877 or 6899

     Notices (other than Borrowing notices and Notices of Conversion/ Continuation) :
     ----------------------------------------------------------------
     The Bank of New York
     10990 Wilshire Blvd, Suite 1125
     Los Angeles, California 90024
     Attention:  Johathan Rollins
                 Assistant Vice President
                 Telephone:  (310) 996-8658
                 Facsimile:  (310) 996-8667


     ISTITUTO BANCARIO SAN PAOLIO DI TORINO SpA

     Domestic and Offshore Lending Office:
     -------------------------------------
     San Paolo Bank
     245 Park Avenue
     New York, New York 10167
     Attention:  Carmela Romanello-Schaden
                 Telephone:  (212) 692-3126
                 Facsimile:  (212) 599-5303

     Notices (other than Borrowing notices and Notices of Conversion/ Continuation) :
     ----------------------------------------------------------------
     San Paolo Bank
     444 South Flower Street
     Los Angeles, California 90071
     Attention:  Donald Brown
                 Telephone:  (213) 489-3105
                 Facsimile:  (213) 622-2514


     UNION BANK OF CALIFORNIA, N.A.

     Domestic and Offshore Lending Office:
     -------------------------------------
     Union Bank of California, N.A.
     445 S. Figueroa Street, 16th Floor
     Los Angeles, California 90071
     Attention:  Jason Kim
                 Credit Associate
                 Telephone:  (213) 236-7735
                 Facsimile:  (213) 236-7636

     Notices (other than Borrowing notices and Notices of Conversion/ Continuation) :
     ----------------------------------------------------------------
     Union Bank of California, N.A.
     445 S. Figueroa Street, 16th Floor
     Los Angeles, California 90071
     Attention:  Steele Fairbanks
                 Vice President
                 Telephone:  (213) 236-5791
                 Facsimile:  (213) 236-7636

     NATIONSBANK OF TEXAS, N.A.

     Domestic and Offshore Lending Office:
     -------------------------------------
     NationsBank of Texas, N.A.
     901 Main Street
     Dallas, Texas 75202
     Attention:  Jean North
                 Telephone:  (214) 508-2151
                 Facsimile:  (214) 508-9390

     Notices (other than Borrowing notices and Notices of Conversion/ Continuation) :
     ----------------------------------------------------------------
     NationsBank of Texas, N.A.
     901 Main Street
     Dallas, Texas 75202
     Attention:  Rosalyn Reid
                 Vice President
                 Telephone:  (214) 508-0988
                 Facsimile:  (214) 508-9390

     CIBC, INC.

     Domestic and Offshore Lending Office:
     -------------------------------------
     CIBC, Inc.
     2727 Park Ferry Road, Suite 1200
     Atlanta, Georgia 30339
     Attention:  Vickie Rollins
                 Telephone:  (770) 319-4802
                 Facsimile:  (770) 319-4950

     Notices (other than Borrowing notices and Notices of Conversion/ Continuation) :
     ----------------------------------------------------------------
     CIBC, Inc.
     425 S. Lexington Avenue
     New York, New York 10017
     Attention:  Laura Hom
                 Telephone:  (212) 856-3985
                 Facsimile:  (212) 856-3985

     BANKERS TRUST COMPANY

     Domestic and Offshore Lending Office:
     -------------------------------------
     Bankers Trust Company
     One Bankers Trust Plaza
     New York, New York 10006
     Attention:  Hsing Huang
                 Telephone:  (212) 250-2431
                 Facsimile:  (212) 250-7351

     Notices (other than Borrowing notices and Notices of Conversion/ Continuation) :
     ----------------------------------------------------------------
     Bankers Trust Company
     One Bankers Trust Plaza
     New York, New York 10006
     Attention:  Gina Thompson
                 Vice President
                 Telephone:  (212) 250-7396
                 Facsimile:  (212) 250-7351

     CREDIT SUISSE FIRST BOSTON

     Domestic and Offshore Lending Office:
     -------------------------------------
     Credit Suisse First Boston
     11 Madison Avenue
     New York, New York 10020
     Attention:  Matt Wilson
                 Telephone:  (212) 325-0303
                 Facsimile:  (212) 325-6509

     Notices (other than Borrowing notices and Notices of Conversion/ Continuation) :
     ----------------------------------------------------------------
     Credit Suisse First Boston
     11 Madison Avenue
     New York, New York 10010
     Attention:  Mark Sampson
                 Vice President
                 Telephone:  (212) 325-3641
                 Facsimile:  (212) 325-6509

                                   EXHIBIT E

                                 EXISTING LIENS


     Hughes Software Systems Ltd.
          Revolving Credit Facility                         $1,670,000.00
          Term Loan                                            800,000.00
          Letter of Credit Line                              1,670,000.00

     Galaxy Latin America
          Capital Lease of AT&T Telephone Switch              $300,000.00
                                                            -------------


          Total                                             $4,440,000.00

                                      E-1
                                EXISTING LIENS

                                   EXHIBIT F
                              OPINION OF COUNSEL

                                                                December 5, 1997


To: The Banks listed on Schedule A hereto; Bank of America National Trust and Savings
     Association, as Administrative Agent; Morgan
     Guaranty Trust Company of New York, as
     Syndication Agent; and Citicorp USA, Inc.
     and The Chase Manhattan Bank as
     Documentation Agents

     Re:  Hughes Electronics Corporation
          Revolving Credit Agreement
          --------------------------

Gentlemen:

     I am the Assistant General Counsel of Hughes Electronics Corporation, a Delaware corporation (the "Borrower"), in connection with the extension to Borrower of a revolving line of credit extended under and subject to the terms and provisions of a Revolving Credit Agreement (Multi-Year Facility) dated as of December 5, 1997 (the "Credit Agreement") by and among Borrower, the banks named therein (the "Banks"), Bank of America National Trust and Savings Association, as administrative agent for the Banks (in such capacity "Administrative Agent"), Morgan Guaranty Trust Company of New York, as Syndication Agent and Citicorp USA, Inc. and The Chase Manhattan Bank as Documentation Agents. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement. This opinion is rendered to you pursuant to Section 5.1(a) of the Credit Agreement.

     As Assistant General Counsel to Borrower, I have caused to be made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to my satisfaction as authentic, of such corporate records, agreements, instruments and other documents as I have deemed necessary or appropriate for the purposes of this opinion. I have caused to be obtained such certificates and other assurances (copies of which have been delivered to you) from public officials and officers and other employees of Borrower as I considered necessary or appropriate for the purpose of rendering this opinion. I have assumed the genuineness of all signatures (except that of Borrower), the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies.

     Subject to the limitations herein set forth, I am opining herein as to the effect on the subject transaction only of United States federal law, the laws of the State of California and the General Corporation Law of the State of Delaware. I am licensed to practice law in the State of California. I assume no responsibility as to the applicability to the subject transaction or the effect thereon of the laws of any other jurisdiction.

     Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations and assumptions set forth herein, I am of the opinion that, as of the date hereof:

     1. Borrower is a corporation duly incorporated and validity existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own and lease its properties and conduct its business as presently owned and conducted.

     2. Borrower is duly qualified to do business as a foreign corporation in good standing in the State of California.

     3. Borrower has full corporate power and authority to borrow the sums provided for in the Credit Agreement, to execute and deliver the Credit Agreement and to perform its obligations thereunder.

     4. All corporate action required to be taken by Borrower for the authorization, execution and delivery of the Credit Agreement by Borrower and the performance by Borrower of its obligations thereunder has been duly taken.

     5. The officer of Borrower executing the Credit Agreement is duly and properly in office and duly authorized to execute the same.

     6. The Credit Agreement is a valid and binding agreement of Borrower, subject to the limitations, qualifications, exceptions and assumptions set forth below.

     7. To my knowledge, after causing to be conducted such legal and factual examination and inquiries and causing to be conducted such discussions with and obtaining such certificates or other confirmations from officers and other employees of Borrower as I considered appropriate in the circumstances, no consent, permission, authorization, order or license of any United States federal or California governmental authority is necessary in connection with the execution and delivery of the Credit Agreement by Borrower and Borrower's performance of its obligations under the Credit Agreement.

     8. There is no provision of the Certificate of Incorporation or the By-laws of Borrower which would be contravened by the execution and delivery of the Credit Agreement by Borrower or by the performance by Borrower of its obligations under the Credit Agreement.

     9. Borrower is not an "investment company" as defined in the Investment Company Act of 1940, as amended.

     10. To my knowledge, after causing to be conducted such legal and factual examination and inquiries and causing to be conducted such discussions with and obtaining such certificates or other confirmations from officers and other employees of Borrower as I considered appropriate in the circumstances, no consent or approval of any trustee or holder of any material indebtedness of Borrower is necessary in connection with the execution and delivery of the Credit Agreement by Borrower and Borrower's performance of its obligations under the Credit Agreement.

     11. There is no provision of any indenture or material agreement for borrowed money to which Borrower is a party or under which Borrower is obligated, and of which I am aware, after causing to be conducted such legal and factual examinations and inquiries and causing to be conducted such discussion with and obtaining such certificates or other confirmations from officers and other employees of Borrower as I considered appropriate in the circumstances, which would be contravened by the execution and delivery of the Credit Agreement and the Notes by Borrower or by the performance by Borrower of its obligations under the Credit Agreement.

     12. To my knowledge, after causing to be conducted such legal and factual examinations and inquiries and causing to be conducted such discussions with and obtaining such certificates or other confirmations from officers and other employees of Borrower as I considered appropriate in the circumstances, there is no judgment, decree or order of any court or governmental agency binding on Borrower which would be contravened by the execution and delivery of the Credit Agreement by Borrower and Borrower's performance of its obligations under the Credit Agreement and the Notes.

     13. To my knowledge, after causing to be conducted such legal and factual examinations and inquiries and obtaining certificates or other confirmations from officers and employees of Borrower as I considered appropriate in the circumstances, except as set forth in Attachment 1 hereto, there is no claim, suit, action or proceeding pending or threatened against Borrower before any court or governmental agency in which there is a specific claim, including environmental matters, in excess of $75,000,000.

     The opinion expressed in paragraph 6 is subject to the following limitations, qualifications, exceptions and assumptions:

     (a) the enforcement of the Credit Agreement and the Notes may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws or by equitable principles relating to or limiting the rights of creditors generally;

     (b) the use of the term enforceable shall not imply any opinion as to the availability of equitable remedies;

     (c) I advise you that a California court may not strictly enforce certain covenants contained in the Credit Agreement or allow acceleration of the maturity of the indebtedness thereunder if it concludes that such enforcement or acceleration would be unreasonable under the then existing circumstances. I do believe, however, that subject to the limitations expressed elsewhere in this opinion, enforcement or acceleration would be available if an Event of Default occurs as a result of a material breach of a material covenant contained in the Credit Agreement.

Further, certain rights, remedies and waivers contained in the Credit Agreement may be limited or rendered ineffective by applicable California laws or judicial decisions governing such provisions, but such laws or judicial decisions do not render the Credit Agreement invalid as a whole;

     (d) The effect of California court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where (i) the breach of such covenants or provisions imposes restrictions or burdens upon the debtor, including the acceleration of indebtedness due under debt instruments, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the creditor, or (ii) the creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's implied covenant of good faith and fair dealing;

     (e) The unenforceability under certain circumstances, under California or federal law or court decisions, of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations or rights granted by law, where such waivers are against public policy or prohibited by law;

     (f) The unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

     (g) The effect of Section 1717 of the California Civil Code, which provides that, where a contract permits one party to the contract to recover attorneys' fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys' fees;

     (h) The unenforceability under certain circumstances of provisions indemnifying a party against liability for its own wrongful or negligent acts or where such indemnification is contrary to public policy or prohibited by law; and

     (i) The enforceability under certain circumstances of provisions imposing penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default.

     To the extent that the obligations of Borrower may be dependent upon such matters, I assume for purposes of this opinion that each of the Banks is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; that each of the Banks is duly qualified to engage in the transaction covered by this opinion; that the Credit Agreement has been duly authorized, executed and delivered by each of the Banks and that the Credit Agreement constitutes the valid and binding obligation of each of the Banks, enforceable in accordance with its terms; and that each of the Banks has the requisite corporate or organizational and legal power and authority to own its properties, to carry on its business as now being conducted and to perform its obligations under the Credit Agreement, including without limitation, to make the loans under the Credit Agreement. I am not expressing any opinion as to the effect of or the compliance by any Bank with any state or federal laws or regulations applicable to the transactions because of the nature of its respective business.

     This opinion is rendered to the Banks and Administrative Agent and is solely for their benefit in connection with the above transaction. This opinion may not be relied upon by the Banks or Administrative Agent for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose without my prior written consent.


                               Very truly yours,

                       SCHEDULE A TO OPINION OF COUNSEL


Bankers Trust Company

Credit Suisse First Boston

The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency

The Mitsubishi Trust & Banking Corporation, New York Branch

NationsBank of Texas, N.A.

The Toronto-Dominion Bank

Banca di Roma - San Francisco Branch

The Bank of New York

CIBC Inc.

Credit Lyonnais New York Branch

Deutsche Bank AG New York and/or Cayman Islands Branches

The First National Bank of Chicago

First National Bank of Maryland

The Fuji Bank, Limited, Los Angeles Agency

The Industrial Bank of Japan, Limited, Los Angeles Agency

Istituto Bancario San Paolo di Torino SpA

                           Union Bank of California

                      ATTACHMENT A TO OPINION OF COUNSEL


                                  LITIGATION


                                     None.